Exhibit 10.1

Published CUSIP Number:

CREDIT AND GUARANTY AGREEMENT

Dated as of April 26, 2006

among

VENTAS REALTY, LIMITED PARTNERSHIP,

as Borrower,

THE GUARANTORS REFERRED TO HEREIN,

THE LENDERS REFERRED TO HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Issuing Bank and Swingline Lender

CALYON NEW YORK BRANCH

and

CITICORP NORTH AMERICA, INC.,

as Co-Syndication Agents

MERRILL LYNCH & CO. INC.

and

UBS SECURITIES LLC,

as Co-Documentation Agents

DEUTSCHE BANK TRUST COMPANY AMERICAS,

BANK OF MONTREAL,

KEYBANK NATIONAL ASSOCIATION,

LASALLE BANK NATIONAL ASSOCIATION

and

MORGAN STANLEY BANK,

as Managing Agents

BANC OF AMERICA SECURITIES LLC

and

CALYON NEW YORK BRANCH,

as Joint Lead Arrangers and Joint Book Managers

Schedules

1.1	Lenders and Commitments
2.11(b)	Existing Letter of Credit
4.1(a)	List of Limited Partners of Borrower
4.2	Exceptions to Authority and No Violation Representation and Warranty
4.7	Credit Parties and Their Subsidiaries
12.2	Notice Addresses
12.6	Processing and Recordation Fees

Exhibits

2.1	Form of Borrowing Base Certificate
2.2	Form of Loan Notice
2.4(e)-1	Form of Revolving Note
2.4(e)-2	Form of Swingline Note
2.7(b)	Form of Notice of Prepayment
5.1(g)	Form of Closing Certificate
6.2(a)	Form of Compliance Certificate
6.12	Form of Joinder Agreement
12.6(b)	Form of Assignment and Assumption

CREDIT AND GUARANTY AGREEMENT, dated as of April 26, 2006 (as amended, restated, extended, supplemented, renewed, replaced or otherwise modified from time to time, this “Credit Agreement”), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”), and certain Subsidiaries of Ventas identified herein, as Guarantors, the Lenders identified herein, including Bank of America, N.A., as Issuing Bank for the Letters of Credit hereunder, Bank of America, N.A. as Administrative Agent, Calyon New York Branch and Citicorp North America, Inc., as Co-Syndication Agents, and Merrill Lynch & Co. Inc. and UBS Securities LLC, as Co-Documentation Agents.

INTRODUCTORY STATEMENT

A $300,000,000 revolving credit facility was established in favor of the Borrower pursuant to the terms of that certain Third Amended and Restated Credit, Security and Guaranty Agreement dated as of September 8, 2004 among the Borrower, the guarantors identified therein and the lenders identified therein (as amended by that certain Amendment No. 1 dated as of May 6, 2005 and as otherwise modified or amended from time to time, the “Prior Credit Agreement”).

The Borrower has requested that the Administrative Agent, on behalf of the Lenders under the Prior Credit Agreement, release all collateral previously pledged in connection with the Prior Credit Agreement, and has requested certain modifications to the Prior Credit Agreement, including, among other things, an increase in the principal amount of the revolving credit facility to $500,000,000, and the Administrative Agent and the Lenders have agreed to such modifications on the terms and conditions set forth herein.

This Credit Agreement supersedes and replaces in its entirety the Prior Credit Agreement.

To provide assurance for the repayment of the Loans hereunder and the other Obligations of the Credit Parties, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by each of the Guarantors pursuant to Article IX hereof;

Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the Issuing Bank is willing to issue Letters of Credit as provided herein, the Swingline Lender is willing to make Swingline Loans as provided herein, and each of the Revolving Lenders is willing to make Revolving Loans and to participate in Letters of Credit to the Borrower as provided herein in an aggregate amount at any one time outstanding not in excess of such Lender’s Revolving Commitment hereunder.

Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Definitions.

For the purposes hereof unless the context otherwise requires, all references to Articles and Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and

Schedules to, this Credit Agreement, terms defined in the Introductory Statement shall have the meanings provided therein, the following terms shall have the meanings indicated:

“Acquisition” by any Person, shall mean the purchase or acquisition by such Person of any Capital Stock in or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

“Adjusted Base Rate” shall mean the Base Rate plus the Applicable Percentage.

“Adjusted Eurodollar Rate” shall mean the Eurodollar Rate plus the Applicable Percentage.

“Administrative Agent” shall mean Bank of America, in its capacity as administrative agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 11.8 hereof.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address as set forth on Schedule 12.2, or such other address as the Administrative Agent may from time to time change by notice thereof given to the Borrower and the Lenders in accordance with Section 12.2(d).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Group” shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

“Agent Parties” shall have the meaning given to such term in Section 12.2(c).

“Applicable Percentage” shall mean, for any applicable period, (a) a per annum rate based on, subject to clause (b) below, the Consolidated Total Leverage Ratio as follows:

		Revolving Loans
Pricing Level	Consolidated Total Leverage Ratio	Applicable Percentage for Eurodollar Rate Loans	Applicable Percentage for Base Rate Loans
I	greater than 55%	1.25%	0.00%
II	greater than 50% but less than or equal to 55%	1.05%	0.00%
III	greater than 45% but less than or equal to 50%	0.90%	0.00%
IV	greater than 35% but less than or equal to 45%	0.75%	0.00%
V	less than or equal to 35%	0.50%	0.00%

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the Business Day following the delivery of the Compliance Certificate. The Applicable Percentage in effect from the Closing Date through the first Business Day following delivery of the Compliance Certificate pursuant to Section 6.2(a) with respect to the fiscal quarter ending March 31, 2006 shall be determined based upon Pricing Level IV.

(b) In the event that the Borrower achieves an investment grade Debt Rating by S&P or Moody’s, the Borrower may, upon written notice to the Administrative Agent, elect to convert to the ratings-based pricing grid set forth below. Any such election to the ratings-based pricing grid below may be made only one time after the Closing Date and shall be irrevocable.

		Revolving Loans
Pricing Level	Debt Rating S&P/Moody’s	Applicable Percentage for Eurodollar Rate Loans	Applicable Percentage for Base Rate Loans
1	BBB-/Baa3	0.90%	0.00%
2	BBB/Baa2	0.80%	0.00%
3	BBB+/Baa1	0.65%	0.00%

Initially, the Applicable Percentage shall be determined based upon the Debt Rating effective at the time of the Borrower’s election to convert to a ratings-based pricing grid. Thereafter, each change in the Applicable Percentage resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof and ending on the day immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the day immediately preceding the effective date of the next such change. If the Borrower achieves an investment grade Debt Rating by both S&P and Moody’s and the respective Debt Ratings issued by S&P and Moody’s differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 3 being the highest and the Debt Rating for Pricing Level 1 being the lowest). If the Borrower achieves an investment grade Debt Rating by both S&P and Moody’s, but there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply. If the Borrower has only one investment grade Debt Rating, then that Debt Rating shall apply. If the Borrower has elected to convert to a ratings-based pricing grid as provided above but fails to maintain an investment grade Debt Rating by at least one of S&P or Moody’s, then the Applicable Percentage shall be determined pursuant to clause (a) above during the period commencing on the date of the public announcement thereof and ending on the Revolving Commitment Termination Date.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 12.6(b) or any other form approved by the Administrative Agent.

“Authorized Officer” shall mean, with respect to the Borrower or any Guarantor, the president, vice president, chief financial officer, controller or other chief accounting officer, secretary, treasurer or general counsel of the general partner or managing member of such entity or of such entity itself, as the case may be, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent.

“Bank of America” shall mean Bank of America, N.A., and its successors.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“BBA LIBOR” shall have the meaning given to such term in the definition of “Eurodollar Base Rate”.

“Base Rate” shall mean a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect for the relevant period plus one half of one percent (0.5%) and (b) the Prime Rate in effect for the relevant period.

“Base Rate Loan” shall mean a Loan based on the Base Rate in accordance with the provisions of Article II hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Board of Directors” shall mean (a) with respect to a corporation, the Board of Directors of the corporation; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning given to such term in the initial paragraph of this Credit Agreement, and its permitted successors.

“Borrowing” shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

“Borrowing Base” shall mean, at any time, an amount equal to sixty percent (60%) of the Consolidated UAP Property Value.

“Borrowing Base Certificate” shall mean a certificate delivered to the Administrative Agent pursuant to Section 6.2(c) identifying the UAP Properties, providing a summary of the

Consolidated UAP Property Value relating thereto and stating the Consolidated Unencumbered NOI from UAP Properties attributable to each UAP Property, in form, substance and detail reasonably satisfactory to the Administrative Agent. A form of Borrowing Base Certificate is provided in Exhibit 2.1.

“Brookdale” shall mean any of Brookdale Senior Living, Inc. and its Subsidiaries and Affiliates.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the applicable Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalization Rate” shall mean (i) eight percent (8.0%) in the case of non-government reimbursed properties and assets and (ii) nine and three-quarters percent (9.75%) in the case of government reimbursed properties and assets.

“Cash Collateral Account” shall have the meaning given to such term in Section 10.1 hereof.

“Cash Collateral Bank” shall have the meaning given to such term in Section 10.1 hereof.

“Cash Collateralize” means to pledge and deposit with or deliver to the Cash Collateral Bank, for the benefit of the Issuing Bank and the Lenders, as collateral for the LOC Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) interest bearing or discounted obligations of United States federal agencies and government-sponsored entities, or pools of such instruments offered by banks which have a long-term debt rating of AA or better by S&P or Aa2 by Moody’s, including, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes and Federal Farm Credit System securities, (c) Eurodollar certificates of deposit, bankers acceptances, floating rate notes, other money market instruments and letters of credit each issued by banks which have a long-term debt rating of AA or better by S&P or Aa2 by Moody’s, (d) loan participations, each of which at the time of investment is rated at least AA by S&P, and/or Aa2 by Moody’s and/or unconditionally guaranteed by an entity having an AA rating by S&P, an Aa2 rating by Moody’s, or better rated credit, (e) real estate loan pool participations, guaranteed by an entity with an AA rating or better by S&P or an Aa2 rating or better by Moody’s and shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses (a) through (d) above, (f) Dollar-denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition, (g) commercial paper and variable or fixed rate notes issued by any bank referred to in clause (f)(iii) above (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within one year of the date of acquisition, (h) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (i) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Change in Control” shall mean either (a) a Person or an Affiliated Group shall acquire thirty-five percent (35%) or more of any class of the voting stock of Ventas, and the Borrower shall not have repaid all of the outstanding Obligations in full in cash, Cash Collateralized all outstanding Letters of Credit in an amount equal to one hundred percent (100%) of the then current LOC Obligations and terminated the Commitments within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such stock; or (b) Ventas shall cease to be the sole general partner of the Borrower; or (c) Ventas shall cease to own sixty percent (60%) or more of the partnership interests in the Borrower.

“Change in Law” shall mean the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (having the force of law) by any Governmental Authority.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 5.1 hereof have been satisfied or waived.

“Code” shall mean the Internal Revenue Code of 1986, as codified at 26 U.S.C. § 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Commitment Period” shall mean the period from and including the Closing Date to but not including the earlier of (a) the Revolving Commitment Termination Date or (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

“Commitments” shall mean, collectively, the Revolving Commitments, the LOC Commitment and the Swingline Commitment.

“Compensation Period” shall have the meaning given to such term in Section 2.13(b)(ii)(B).

“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.2(a).

“Consolidated Adjusted Net Worth” shall mean, as of any day for the Consolidated Group, the sum of (a) total stockholders’ equity or net worth plus (b) accumulated depreciation, in each case, determined on a consolidated basis in accordance with GAAP; but excluding, in any event, for purposes hereof, unrealized gains and losses on Interest Rate Protection Agreements, Currency Agreements or other interest rate derivatives reported on a consolidated balance sheet as accumulated other comprehensive income or loss.

“Consolidated EBITDA” shall mean, for any period for the Consolidated Group, the sum of Consolidated Net Income plus, without duplication, to the extent deducted in computing Consolidated Net Income, (a) amortization and depreciation expense, (b) other non-cash charges as are reasonably acceptable to the Administrative Agent and the Required Lenders, (c) Consolidated Interest Expense and (d) provision for taxes, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation and (iv) other non-cash gains and losses and related tax effects thereon as are reasonably acceptable to the Administrative Agent and the Required Lenders, and including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges.

“Consolidated Fixed Charges” shall mean, for any period for the Consolidated Group, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Consolidated Funded Debt (excluding any balloon or final payment) during the applicable period, plus (c) dividends and distributions on preferred stock of Ventas, if any, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding Interest Rate Protection Agreements, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual items as are reasonably acceptable to the Administrative Agent and the Required Lenders. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Funded Debt” shall mean, as of any day, Funded Debt for the Consolidated Group, determined on a consolidated basis in accordance with GAAP, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Gross Asset Value” shall mean, as of any day for the Consolidated Group, the sum of (a) unrestricted cash, restricted cash to the extent a corresponding liability is included in Consolidated Total Liabilities, restricted cash held by third party lenders as collateral for indebtedness, and Cash Equivalents, plus (b) an amount equal to the quotient of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended divided by the Capitalization Rate, plus (c) one hundred percent (100%) of the book value of all development in progress, including land, plus (d) one hundred percent (100%) of the book value of other non-real property assets other than goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures; provided, however, that for purposes of clause (b), Acquisitions will be valued for the period of four (4) consecutive fiscal quarters following the date of Acquisition at the greater of (i) 100% of the purchase price or Acquisition cost thereof, or (ii) the quotient of the portion of Consolidated EBITDA for a period of four (4) consecutive fiscal quarters attributed to the Acquisition on a Pro Forma Basis divided by the Capitalization Rate.

“Consolidated Group” shall mean Ventas and any of its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period for the Consolidated Group, interest expense determined in accordance with GAAP, but including, in any event, (i) the interest component under capital leases and the implied interest component under securitization transactions and (ii) a pro rata share of the foregoing items and components attributable to interests in Joint Ventures, and excluding, in any event, amortization of deferred financing fees, amortization of debt discounts and swap breakage costs. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Net Income” shall mean, for any period for the Consolidated Group, net income or loss determined on a consolidated basis in accordance with GAAP; but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures, and excluding, in any event, (a) the income or loss of any Person that is not a member of the Consolidated Group in which any member of the Consolidated Group has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to members of the Consolidated Group by such Person during such period, (b) the income or loss of any Person accrued prior to the date that it became a member of the Consolidated Group or that such Person’s assets were acquired by a member of the Consolidated Group (except as otherwise required in connection with Section 1.2), and (c) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination.

“Consolidated Secured Debt” shall mean the aggregate principal amount of Consolidated Funded Debt that is secured by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest on property owned or leased by a member of the Consolidated Group, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Secured Debt Leverage Ratio” shall mean the ratio of Consolidated Secured Debt to Consolidated Gross Asset Value.

“Consolidated Total Leverage Ratio” shall mean the ratio of Consolidated Total Liabilities to Consolidated Gross Asset Value.

“Consolidated Total Liabilities” shall mean, as of any day for the Consolidated Group, all liabilities determined on a consolidated basis in accordance with GAAP (subject to the inclusions, exclusions and limitations set forth in the definition of “Funded Debt” hereunder), but including, in any event, (a) all Consolidated Funded Debt, (b) accounts payable arising in the ordinary course of business and payable in accordance with customary trade terms, (c) dividends which have been declared or accrued but not yet paid, and (d) a pro rata share of the foregoing items and components attributable to interests in Joint Ventures, and excluding, in any event, (i) deferred income taxes, (ii) liabilities arising from the unwinding or break-funding of Interest Rate Protection Agreements, Currency Agreements and all other liabilities related to interest rate hedges, Currency Agreements and other such derivatives except to the extent such liabilities become current and realizable, provided that regular scheduled quarterly or monthly settlement payments on such agreements and other derivatives shall not be considered current and realizable for purposes hereof), (iii) Covered Liabilities and (iv) security deposits, accrued liabilities and prepaid rents, each as defined in accordance with GAAP.

“Consolidated UAP Property Value” shall mean an amount, determined as of the end of each calendar quarter, equal to the quotient of Consolidated Unencumbered NOI from UAP Properties divided by the Capitalization Rate.

“Consolidated Unencumbered Assets” shall mean, for the Consolidated Group, all real properties that are not encumbered by a mortgage, deed of trust, lien, pledge, encumbrance or other security interest to secure Funded Debt, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Unencumbered EBITDA” shall mean, for any period for the Consolidated Group, the portion of Consolidated EBITDA that is generated by Consolidated Unencumbered Assets, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Unencumbered Interest Coverage Ratio” shall mean the ratio of Consolidated Unencumbered EBITDA to Consolidated Unencumbered Interest Expense.

“Consolidated Unencumbered Interest Expense” shall mean, for any period for the Consolidated Group, the portion of Consolidated Interest Expense that is not attributable to Consolidated Secured Debt, but including, in any event, a pro rata share of the foregoing items and components attributable to interests in Joint Ventures.

“Consolidated Unencumbered NOI from UAP Properties” shall mean the portion of consolidated net operating income that is generated by the UAP Properties.

“Consolidated Unsecured Debt” shall mean, for the Consolidated Group, the portion of Consolidated Funded Debt that is not Consolidated Secured Debt.

“Consolidated Unsecured Leverage Ratio” shall mean the ratio of Consolidated Unsecured Debt to Consolidated UAP Property Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Liabilities” shall mean any obligation or liability of any Credit Party or other member of the Consolidated Group that (i) is secured by a letter of credit issued for the benefit of a Credit Party or other member of the Consolidated Group in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent no Credit Party or other member of the Consolidated Group has liability therefor, (ii) any obligation (including obligations under so called “sandwich leases”) against which a third Party indemnifies any Credit Party, or guarantees all loss suffered by any Credit Party or other member of the Consolidated Group on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (iii) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.

“Credit Agreement” shall have the meaning given to such term in the initial paragraph of this agreement.

“Credit Party” shall mean the Borrower and each of the Guarantors.

“Credit Party Materials” shall have the meaning given to such term in Section 6.2.

“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party or other member of the Consolidated Group against fluctuations in currency values or reduce the effect of any such fluctuations.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower or the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, at any time, any Lender which shall not have theretofore made available to the Administrative Agent or the Issuing Bank, as applicable, any amounts required to be made by such Lender hereunder or otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for purposes hereof, (a) Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business; (b) Dispositions of inventory in the ordinary course of business; and (c) Dispositions of equipment or real Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property.

“Disqualified Stock” shall mean, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than provided under this Credit Agreement), (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for subordinated debt), (b) is convertible into or exchangeable or exercisable for Indebtedness, other than subordinated Indebtedness or Disqualified Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for subordinated Indebtedness); in each case on or prior to the stated maturity of the Loans and Obligations under this Credit Agreement.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Credit Party” means any Credit Party that is organized under the laws of any state of the United States or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Earnings from Operations” shall mean, for any period for the Consolidated Group, consolidated net income without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Subsidiary of Ventas (except to the extent of cash dividends or distributions paid to Ventas or any Subsidiary of Ventas) as reflected in the financial statements of the Consolidated Group for such period, determined on a consolidated basis in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

“Eligible Assignee” “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.6(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) Kindred or any other tenant under a Material Lease, (C) another prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which (1) is or has been an adverse party in litigation or other legal proceedings with, or has threatened, litigation or other legal proceedings against, Ventas or the Borrower or (2) is a REIT investing primarily in healthcare and/or senior assisted care living facilities or (D) an Affiliate of any of the foregoing entities listed in clauses (B) or (C) hereof.

“Environment” shall mean any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

“Environmental Laws” shall mean any and all applicable Laws relating to pollution and the protection of the Environment or the release of any materials into the Environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Transaction” shall mean, with respect to the Consolidated Group, any issuance or sale of shares of its Capital Stock, other than an issuance (a) to any member of the Consolidated Group, (b) in connection with a conversion of debt securities to equity, (c) in connection with the Ventas Distribution Reinvestment and Stock Purchase Plan, the Ventas Directors Stock Purchase Plan or the Ventas Employee and Director Stock Purchase Plan, (d) to any present or former employee, officer or director of Ventas, or in connection with the exercise of options by a present or former employee, officer or director of such Person under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (e) in connection with the issuance of limited partnership units in the Borrower under so-called UPREIT transactions, (f) in connection with the conversion of any such UPREIT units into any Capital Stock of any member of the Consolidated Group, or (g) of operating units (whether or not exchangeable or convertible into common stock) under any incentive plan or director stock plan of Borrower or Ventas, Inc. or in connection with the conversion of any such operating units into common stock.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” shall have the meaning given to such term in the definition of Eurodollar Rate.

“Eurodollar Rate” shall mean for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” shall mean, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., (London time) two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five (5) decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Loan” shall mean a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” shall have the meaning given to such term in Article VIII hereof.

“Excluded Indebtedness” shall mean any and all monetary obligations (if any) relating to: (a) accounts payable arising in the ordinary course of business and payable in accordance with customary trade terms; (b) deferred income taxes; (c) dividends payable; (d) liabilities related to interest rate hedges, Currency Agreements and other such derivatives except to the extent such liabilities become current and realizable (provided that the regular scheduled quarterly or monthly settlement payments on interest rate protection agreements and other derivatives shall not be considered current and realizable for purposes hereof); and (e) Covered Liabilities.

“Excluded Taxes” means with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or an account of any obligation of the Borrower, Ventas, or any other Credit Party hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by another jurisdiction in which the Borrower, Ventas, or any other Credit Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower, Ventas, or any other Credit Party under Section 12.14), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower, Ventas, or any other Credit Party with respect to such withholding tax pursuant to Section 3.1(a).

“Existing Letter of Credit” shall mean the letter of credit outstanding on the Closing Date and identified on Schedule 2.11(b).

“Extension of Credit” shall mean, as to any Lender, the making of, or participation in, a Loan by such Lender (including continuations and conversions thereof) or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

“Facility Fee” and “Facility Fees” shall have the meaning in Section 2.5(a) hereof.

“Federal Funds Rate” shall mean, for any applicable period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent (0.01%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain letter agreement dated as of March 6, 2006 between the Borrower and the Administrative Agent, relating to the payment of certain fees, as such letter agreement may be amended, modified or supplemented from time to time by a written instrument executed by the parties thereto.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Fundamental Documents” shall mean this Credit Agreement, any note issued to evidence any Loan hereunder, all LOC Documents, any Loan Notice, the Fee Letter and any other documentation which is required to be or is otherwise executed by any Credit Party and delivered in connection with this Credit Agreement or any of the documents listed above.

“Funded Debt” shall mean (without duplication), at any time and with respect to any Person (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business); (b) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (c) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of such other Person, then the amount of indebtedness of such Person pursuant to this clause (c) for purposes of this definition shall be equal to the lesser of the amount of the indebtedness of such other Person or the fair market value of the assets of such Person which secures such other indebtedness); (d) obligations of such Person in respect of letters of credit, acceptance facilities, drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) any Support Obligations in connection with Funded Debt by such Person; (f) obligations of such Person under capital leases; (g) the attributed principal amount of securitization transactions, (h) the attributed principal amount of Synthetic Leases; (i) all preferred stock or comparable equity interests of such Person providing for mandatory redemption, sinking fund or other like payments; and (j) the Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof. For purposes of this Credit Agreement, “Funded Debt” shall not include any Excluded Indebtedness.

“Funds from Operations” shall mean, for any period for the Consolidated Group, Earnings from Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (a) provision for taxes of the Consolidated Group based on income, (b) amortization of debt discount and deferred financing costs, (c) provisions for gains and losses on properties and property depreciation and amortization, (d) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (e) amortization of deferred charges, and (f) provisions for gains and losses on account of any partial or total termination of any Hedging Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination, consistently applied, subject, however, to the provisions of Section 1.2.

“Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

“Guarantors” shall mean (a) Ventas and (b) any Subsidiary of Ventas that guarantees the loans and obligations hereunder pursuant to the terms hereof, in each case with their successors and permitted assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its obligations hereunder are released in accordance with the terms of this Credit Agreement.

“Guaranteed Obligations shall have the meaning given to such term in Section 9.1.

“Guaranty” shall mean the guaranty of the Obligations by each of the Guarantors pursuant to Article IX hereof.

“Hazardous Materials” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “pollutants”, “regulated substances”, “solid wastes”, or “contaminants” or words of similar import, under any Environmental Law, but excluding any substance or material customarily located on and used in properties of like type that are stored and used in strict conformity with all applicable Laws.

“Hedging Agreements” shall mean any Interest Rate Protection Agreement or Currency Agreement entered into from time to time between a Lender or an Affiliate of a Lender and the Borrower as permitted by this Credit Agreement.

“Hedging Banks” shall mean any Lender or Affiliate of a Lender that has entered into a Hedging Agreement.

“Honor Date” shall have the meaning given to such term in Section 2.11(c)(i).

“incur” shall mean issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” shall mean (without duplication), at any time and with respect to any Person, (a) all Funded Debt of such Person, (b) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (c) all obligations of such Person under any Interest Rate Protection Agreement or Currency Agreement, (d) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof, (e) any Support Obligations of such Person of the Indebtedness of another and (f) Indebtedness of another Person secured by a Lien on any assets of such Person, whether or not such Person shall have assumed such Indebtedness (provided, that if such Person has not assumed such Indebtedness of such other Person, then the amount of Indebtedness of such Person pursuant to this clause (f) for purposes of this definition shall be equal to the lesser of the amount of the Indebtedness of such other Person or the fair market value of the assets of such Person which secures such other Indebtedness). The term “Indebtedness” shall not include any Excluded Indebtedness.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning given to such term in Section 12.4(b).

“Initial Date” shall mean (a) in the case of the Administrative Agent and Bank of America, in its capacity as the Issuing Bank, the Closing Date, (b) in the case of each Lender which is an original party to this Credit Agreement, the Closing Date and (c) in the case of any other Lender, the effective date on which it became a Lender.

“Interest Payment Date” shall mean (a) as to any Base Rate Loan and any Swingline Loan, the first Business Day after the end of each March, June, September and December and the Revolving Commitment Termination Date and (b) as to any Eurodollar Rate Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Revolving Commitment Termination Date, and, in addition, where the applicable Interest Period is more than three (3) months, then also on the date three (3) months from the beginning of the Interest Period, and each three (3) months thereafter. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

“Interest Period” shall mean, as to any Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months, as the Borrower may elect, in each case commencing on the date of the Borrowing (including conversions, continuations and renewals); provided, however, (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except in the case of Eurodollar Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (b) in the case of Revolving Loans, no Interest Period shall extend beyond the Revolving Commitment Termination Date, and (c) in the case of Eurodollar Rate Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, Currency Agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Interest Rate Type” shall mean either Base Rate Loans or Eurodollar Rate Loans, as appropriate.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligations with respect to

Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean (a) as to Existing Letters of Credit, those Lenders identified as an issuer on Schedule 2.11(b), and (b) as to Letters of Credit issued hereunder, Bank of America in its capacity as issuer of Letters of Credit hereunder, in each case together with its successors in such capacity

“Issuing Bank Fee” shall have the meaning given to such term in Section 2.5(b)(iii).

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 6.12 executed and delivered in accordance with the provisions of Section 6.12.

“Joint Venture” shall mean any Person in which any Credit Party or other member of the Consolidated Group directly or indirectly has an ownership interest but is not a Subsidiary.

“Kindred” shall mean (collectively or individually, as appropriate) Kindred Healthcare, Inc. (formerly Vencor, Inc.), a Delaware corporation, and Kindred Healthcare Operating, Inc., a Delaware corporation.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“Lenders” shall mean each of the Persons identified as a “Lender” or “Swingline Lender” on the signature pages hereto, and their successors and assigns.

“Lending Office” shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender’s Eurodollar Rate Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender’s Eurodollar Rate Loans or Base Rate Loans are made, as notified to the Administrative Agent from time to time.

“Letter of Credit” shall mean any standby or trade letter of credit issued by the Issuing Bank in accordance with the terms of Section 2.1(b) and shall include the Existing Letters of Credit.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Expiration Date” shall mean the day that is seven (7) days prior to the Revolving Commitment Termination Date.

“Letter of Credit Fees” shall mean, collectively, the Standby Letter of Credit Fees and the Trade Letter of Credit Fees.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” or “Loans” shall mean the Revolving Loans and the Swingline Loans, and the Base Rate Loans and Eurodollar Rate Loans comprising such Loans.

“Loan Notice” shall mean a written loan notice in substantially the form of Exhibit 2.2.

“LOC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LOC Borrowing in accordance with its LOC Commitment.

“LOC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

“LOC Commitment” shall mean (a) with respect to the Issuing Bank, the commitment of the Issuing Bank to issue, and to honor payment obligations under, Letters of Credit and (b) with respect to each other Lender, the commitment of such Lender to purchase Participation Interests in the Letters of Credit up to such Lender’s LOC Committed Amount.

“LOC Committed Amount” shall have the meaning given to such term in Section 2.1(b).

“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, the Letter of Credit Application and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

“LOC Obligations” shall mean, at any time, the sum (without duplication) of (a) the maximum amount that is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank but not yet reimbursed. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Margin Stock” shall be as defined in Regulation U.

“Material Adverse Effect” shall mean any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Credit

Parties taken as a whole or (b) materially impairs the ability of the Credit Parties as a whole to perform their material obligations under the Credit Agreement; provided, however, that any event or condition will be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a “Material Adverse Effect” exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.

“Material Indebtedness” shall mean any Indebtedness of any Credit Party (other than the Obligations) which, if recourse in nature, exceeds $25,000,000 in the aggregate, and, if non-recourse in nature, exceeds $50,000,000 in the aggregate.

“Material Lease” shall mean any lease in which any Credit Party is the landlord that individually or together with other such leases in which such Credit Party is the landlord, requires annual base rent to be paid to such Credit Party landlord in excess of $100,000,000.

“Maximum Rate” shall have the meaning given to such term in Section 12.9.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by a Credit Party or any Subsidiary thereof (including, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), minus (without duplication) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to such transaction (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Credit Party or Subsidiary and reasonable expenditures made to improve the property in connection with the applicable transaction).

“Note” or “Notes” shall mean the Revolving Notes and the Swingline Note.

“Notice of Prepayment” shall mean a written notice of prepayment in substantially the form of Exhibit 2.7(b), as required by Section 2.7.

“Obligations” shall mean (a) all obligations whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrower to make due and punctual payment of (i) principal of and all interest on the Loans, the Facility Fees, the Letter of Credit Fees, any reimbursement obligations in respect of Letters of Credit, costs and attorneys’ fees and all other monetary obligations of the Borrower to the Administrative Agent, the Issuing Bank or any Lender under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder, any other Fundamental Document or the Fee Letter and (ii) all obligations under Hedging Agreements (including interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans, and interest accruing at the then applicable rate provided in this Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), (b) all obligations under any Treasury Management Agreement between any Credit Party and any Lender or Affiliate of a Lender and (c) all other obligations of the Borrower or any other Credit Party pursuant to this Credit Agreement or any other Fundamental Document.

“Operative Documents” shall mean, collectively, (a) this Credit Agreement, (b) any note issued to evidence any Loans hereunder, and (c) any Joinder Agreement.

“Organizational Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and bylaws; (b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Fundamental Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Fundamental Document.

“Participant” shall have the meaning given to such term in Section 12.6(d).

“Participation Interest” shall mean the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.11(b), in Swingline Loans as provided in Section 2.12 and in Loans as provided in Section 2.14.

“Patriot Act” shall have the meaning given to such term in Section 12.17.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” means (a) Liens securing Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established, (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmens’, mechanics’, warehousemens’, carriers’, landlords’ and other nonconsensual statutory Liens which are not yet overdue for more than 30 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established; (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, conditions and restrictions, party wall agreements, structural support agreements, matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes; (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (f) deposit arrangements to secure the performance of construction or renovation, bids, trade contracts and leases (other than Funded Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, including, without limitation, in the course of development or renovation; and (g) assignments to a reverse Section 1031 exchange trust.

“Person” shall mean any natural person, corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” shall have the meaning given to such term in Section 6.2.

“Premises” shall mean any real property currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

“Prepayment Date” shall have the meaning given to such term in Section 2.7(f) hereof.

“Prime Rate” shall mean, for any applicable period, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, changing as and when such rate changes are so announced. Such rate is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prior Credit Agreement” shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

“Pro Forma Basis” shall mean, for purposes of determining the applicable pricing level under clause (a) of the definition of “Applicable Percentage”, determining Consolidated EBITDA, Consolidated Gross Asset Value and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Credit Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an Acquisition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of an Equity Interest, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“pro rata share” means, with respect to interests in Joint Ventures by any member of the Consolidated Group, (i) in the case of income statement items and components, such as net income, EBITDA and interest expense, such member’s direct or indirect percentage ownership interest of the respective Joint Venture in such items and components, and (ii) in the case of Indebtedness, such member’s direct or indirect percentage ownership interest in the respective Joint Venture in such Indebtedness, unless the Indebtedness is expressly non-recourse to the members of the Consolidated Group.

“Public Lender” shall have the meaning given to such term in Section 6.2.

“Register” shall have the meaning given to such term in Section 12.6(c).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“REIT” shall mean a real estate investment trust as defined in Sections 856-860 of the Code.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” shall mean, at any time, Lenders having in the aggregate more than fifty percent (50%) of the Commitments or, if the Commitments have been terminated, Lenders having in the aggregate more than fifty percent (50%) of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein); provided that the Commitments of, and outstanding principal amount of Revolving Obligations (taking into account Participation Interests or obligations to participate therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

“Restricted Payments” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any member of the Consolidated Group or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other Equity Interest, or on account of any return of capital to such member’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Commitment” shall mean the commitment of a Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans from the Initial Date applicable to such Lender through the Revolving Commitment Termination Date, up to an aggregate amount, at any one time outstanding, not in excess of the amount set forth (a) opposite such Lender’s name under the column entitled “Revolving Commitment” on Schedule 1.1, or (b) in any applicable Assignment and Assumption(s) to which such Lender may be a party, as the case may be, as such amount may be reduced or increased from time to time in accordance with the terms of this Credit Agreement (including pursuant to Section 12.1 hereof).

“Revolving Commitment Percentage” shall mean, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Total Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Lender is set forth on Schedule 1.1.

“Revolving Commitment Termination Date” shall mean April 26, 2009, as such date may be extended hereunder.

“Revolving Lender” shall mean any Lender holding a Revolving Commitment hereunder.

“Revolving Loans” shall have the meaning given to such term in Section 2.1(a) hereof.

“Revolving Note” or “Revolving Notes” shall mean the promissory notes in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Exhibit 2.4(e)-1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Revolving Obligations” shall mean, as of any date, the aggregate principal amount of all Revolving Loans outstanding plus the aggregate principal amount of LOC Obligations outstanding plus the aggregate principal amount of Swingline Loans outstanding on such date.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” shall mean the United States Securities and Exchange Commission, or any successor thereto.

“Standby Letter of Credit Fee” shall have the meaning given to such term in Section 2.5(b)(i).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in such Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Support Obligations” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support for, any Indebtedness, capital lease, dividend or other monetary obligation (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Support Obligation shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Support Obligation is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Support Obligation, whichever is less. The term “Support Obligations” shall not include any Excluded Indebtedness.

“Swingline Commitment” shall mean, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder and, with respect to each other Lender, the commitment of such Lender to purchase Participation Interests in Swingline Loans hereunder.

“Swingline Committed Amount” shall have the meaning given to such term in Section 2.1(c).

“Swingline Lender” shall mean Bank of America.

“Swingline Loan” shall have the meaning given to such term in Section 2.1(c).

“Swingline Note” shall mean the promissory note in favor of the Swingline Lender evidencing the Swingline Loans in substantially the form attached as Exhibit 2.4(e)-2, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Revolving Committed Amount” shall have the meaning given to such term in Section 2.1(a).

“Trade Letter of Credit Fee” shall have the meaning given to such term in Section 2.5(b)(ii).

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“UAP Property” shall mean any real property asset located in the United States owned or leased by a Domestic Credit Party:

(a) that constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, medical office building, continuum of care facility, life care facility, sheltered care facility, seniors housing, seniors living facility or other property customarily constituting an asset of a REIT specializing in healthcare or seniors housing property;

(b) that is more than ninety percent (90%) owned by a Credit Party which ownership is either (i) fee simple or (ii) a long-term ground leasehold approved by the Administrative Agent such approval not to be unreasonably withheld;

(c) that is free from material environmental problems as represented in Section 4.14 (without the need for environmental reports or other related information except upon request by the Administrative Agent), or, in the alternative, such environmental problems are the subject of environmental indemnities from a credit-worthy party in form and amount reasonably acceptable to the Administrative Agent such approval not to be unreasonably withheld or is otherwise a Covered Liability;

(d) that is (i) leased to or managed by Kindred, Brookdale or any other tenant or operator of any Property owned or leased by a Credit Party as of the Closing Date, (ii) leased to or managed by another acceptable third party operator or tenant on market terms or otherwise acceptable to the Administrative Agent, or (iii) operated by a member of the Consolidated Group;

(e) with respect to which no base rent payments owing in respect thereof are more than sixty (60) days past due; and

(f) that is not encumbered by any mortgage, deed of trust, lien, pledge, encumbrance or other security interest to secure Funded Debt (other than any Permitted Lien that does not secure Funded Debt).

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time.

“UCP” shall have the meaning given to such term in Section 2.11(h).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unreimbursed Amount” shall have the meaning given to such term in Section 2.11(c)(i).

“Ventas” shall have the meaning given to such term in the initial paragraph of this Credit Agreement, and its permitted successors.

Section 1.2 Accounting Terms.

(a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with GAAP. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the annual audited financial statements referenced in Section 4.6 hereof); provided, however, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Administrative Agent or the Required Lenders shall so object in writing within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made. Any other prorations utilized by the Borrower in making any calculation under this Credit Agreement shall be subject to the approval of the Administrative Agent in its sole discretion.

(b) Determinations of (i) the applicable pricing level under clause (a) of the definition of “Applicable Percentage”, (ii) Consolidated EBITDA and Consolidated Gross Asset Value and (iii) compliance with the financial covenants hereunder shall be made on a Pro Forma Basis.

Section 1.3 Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the LOC Documents related thereto, whether or not such maximum face amount is in effect at such time.

Section 1.4 Other Interpretive Provisions.

With reference to this Credit Agreement and each other Fundamental Document, unless otherwise specified herein or in such other Fundamental Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Fundamental Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder”, and words of similar import when used in any Fundamental Document, shall be construed to refer to such Fundamental Document in its entirety and not to any particular provision thereof, (iv) all references in a Fundamental Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Fundamental Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning, and (vii) the words “unreasonably withheld” mean “unreasonably withheld or delayed.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c) Section headings herein and in the other Fundamental Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Fundamental Document.

ARTICLE II

THE LOANS

Section 2.1 Commitments.

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (the “Revolving Loans”) to the Borrower in Dollars from time to time in the amount of such Revolving Lender’s Revolving Commitment Percentage of the Revolving Loans requested by the Borrower hereunder for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed FIVE HUNDRED MILLION DOLLARS ($500,000,000) (as such amount may be increased or reduced from time to time in accordance with the provisions hereof, the “Total Revolving Committed Amount”), (ii) the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed the Borrowing Base, and (iii) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Commitment Percentage of the Revolving Obligations outstanding shall not at any time exceed such Revolving Lender’s Revolving Commitment. Revolving Loans may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

(b) Letter of Credit Commitment. During the Commitment Period, subject to the terms and conditions hereof, if any, and such other terms and conditions which the Issuing Bank may require, the Issuing Bank shall issue, and the Revolving Lenders shall participate in, such Letters of Credit in Dollars as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Bank, for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of LOC Obligations shall not at any time exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (as such amount may be increased in accordance with the provisions of Section 2.1(d)(ix) or decreased in accordance with the provisions of Section 2.6(b), the “LOC Committed Amount”), (ii) the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Total Revolving Committed Amount, (iii) the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed the Borrowing Base, and (iv) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Commitment Percentage of Revolving Obligations outstanding at any time shall not exceed such Revolving Lender’s Revolving Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the Extension of Credit so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Revolving Lenders hereby purchase from the Issuing Bank a participation interest in the Existing Letters of Credit in an amount equal to each such Lender’s Revolving Commitment Percentage thereof. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(c) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender agrees to make certain revolving credit loans (the “Swingline Loans”) to the Borrower in Dollars from time to time for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of Swingline Loans outstanding shall not at any time exceed FIFTY MILLION DOLLARS ($50,000,000) (as such amount may be increased in accordance with the provisions of Section 2.1(d)(ix) or decreased in accordance with the provisions of Section 2.6(b), the “Swingline Committed Amount”), (ii) the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Total Revolving Committed Amount and (iii) the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed the Borrowing Base. Each Swingline Loan shall be repaid three (3) days after the date of borrowing and shall be a Base Rate Loan. Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof.

(d) Increase in Total Revolving Committed Amount. Subject to the terms and conditions set forth herein, the Borrower may at any time upon notice to the Administrative Agent increase the Total Revolving Committed Amount by up to ONE HUNDRED MILLION DOLLARS ($100,000,000); provided that:

(i) each increase in the Revolving Commitment of an existing Lender and each new Revolving Commitment from a new Lender shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount, if less);

(ii) the conditions to the making of a Revolving Loan set forth in Section 5.2 shall have been satisfied or waived;

(iii) none of Banc of America Securities LLC, Bank of America or Calyon New York Branch shall have any responsibility for arranging any additional commitments hereunder without their prior written consent and subject to such conditions, including fee arrangements, as they may provide (and which are acceptable to the Borrower) in connection therewith;

(iv) the Borrower shall obtain (or cause to be obtained) commitments for the amount of the increase from existing Lenders (which shall be under no obligation to increase their commitments hereunder) or other commercial banks or financial institutions that would qualify as Eligible Assignees; provided that such other commercial banks and financial institutions join in this Credit Agreement as Lenders by Joinder Agreement or other arrangement reasonably acceptable to the Administrative Agent;

(v) if any Revolving Loans are outstanding at the time of any such increase, the Borrower shall make such payments and adjustments on the Revolving Loans (including payment of any amounts owing under Section 3.5) as necessary to give effect to the revised commitment percentages and commitment amounts;

(vi) after giving effect to any such increase, the aggregate amount of the Revolving Commitments shall not exceed SIX HUNDRED MILLION DOLLARS ($600,000,000);

(vii) the Borrower pays upfront and/or arrangement fees, if any, as are acceptable to the Borrower and the Lenders providing new commitments or increasing their commitment in respect of the new commitments so established;

(viii) in connection with any such increase, (A) Schedule 1.1 shall be revised to reflect the Revolving Commitments and Revolving Commitment Percentages of the Lenders after giving effect thereto, (B) the Borrower will provide supporting corporate resolutions, legal opinions, notes and other items as may be reasonably requested by the Administrative Agent and the Lenders in connection therewith, and (C) the Borrower will pay all fees and expenses related thereto; and

(ix) on any date that the Total Revolving Committed Amount is increased pursuant to this Section 2.1(d), the LOC Committed Amount shall also be increased proportionately to an amount equal to fifteen percent (15%) of the Total Revolving Committed Amount and the Swingline Committed Amount shall also be increased proportionately to an amount equal to the lesser of (A) twenty percent (20%) of the Total Revolving Committed Amount, or (B) $50,000,000.

(e) One Time Extension of Revolving Commitment Termination Date. The Borrower may, at its option, on a one-time basis, elect to extend the Revolving Commitment Termination Date for an additional period of one (1) year to April 26, 2010; provided that:

(i) the Borrower shall give written notice to the Administrative Agent of its election to extend the Revolving Commitment Termination Date not less than thirty (30) days, prior to the original Revolving Commitment Termination Date;

(ii) the conditions precedent to the making of a Loan set forth in subsections (b) and (c) of Section 5.2 shall be satisfied or waived by the Required Lenders on the date of the request for extension and the Borrower shall give written confirmation thereof; and

(iii) receipt by the Administrative Agent of payment by the Borrower of an extension fee of fifteen basis points (0.15%) on the aggregate amount of Revolving Commitments for the ratable benefit of the Revolving Lenders.

Section 2.2 Method of Borrowing.

The Borrower shall request an Extension of Credit by submitting a Loan Notice or a Letter of Credit Application, as applicable (or by telephonic notice promptly confirmed in writing) as follows:

(a) Revolving Loans. In the case of Revolving Loans, by submitting a Loan Notice to the Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested Borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested Borrowing in the case of Eurodollar Rate Loans. Each such Loan Notice shall be irrevocable and shall specify (i) the date of the requested Borrowing (which shall be a Business Day), (ii) the aggregate principal amount to be borrowed, and (iii) whether the Borrowing shall be comprised of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and if Eurodollar Rate Loans are requested, the Interest Period(s) therefor; provided that if in connection with any such request for a Revolving Loan, the Borrower shall fail to specify (1) an applicable Interest Period in the case of a Eurodollar Rate Loan, the Borrower shall be deemed to have requested an Interest Period of one (1) month or (2) the Interest Rate Type for the Revolving Loan requested, the Borrower shall be deemed to have requested a Base Rate Loan. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Loan Notice pursuant to this Section 2.2(a), the contents thereof and such Revolving Lender’s share of any Borrowing to be made pursuant thereto. Each Lender shall make the amount of its share of the Borrowing available to the Administrative Agent in immediately available funds at the Administrative Agent’s office by not later than 1:00 p.m. (Charlotte, North Carolina time) on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Borrowing is the initial Extension of Credit, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with wire instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are LOC Borrowings outstanding that have remained outstanding for more than five (5) Business Days after the Administrative Agent has requested in writing that the Borrower repay them, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such LOC Borrowings, and second, shall be made available to the Borrower as provided above.

(b) Letters of Credit. In the case of Letters of Credit, by submitting a Letter of Credit Application in accordance with the terms of Section 2.11(b) hereof.

(c) Swingline Loans. In the case of Swingline Loans, to the Swingline Lender with a copy to the Administrative Agent not later than 2:00 p.m. (Charlotte, North Carolina time) on the Business Day of the requested Borrowing. Each such request for Borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested Borrowing (which shall be a Business Day) and (C) the aggregate principal amount to be borrowed.

(d) Maximum Number of Eurodollar Rate Loans. Loans may be comprised of no more than fifteen (15) Eurodollar Rate Loans outstanding at any time. For purposes hereof, Eurodollar Rate Loans with separate or different Interest Periods will be considered as separate Eurodollar Rate Loans even if their Interest Periods expire on the same date.

(e) Minimum Amounts. Each Revolving Loan shall be (i) in the case of Eurodollar Rate Loans, in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or, if less, the amount by which the Total Revolving Committed Amount exceeds the Revolving Obligations) and (ii) in the case of Base Rate Loans, $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the amount by which the Total Revolving Committed Amount exceeds the Revolving Obligations). Each Swingline Loan shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the amount by which the Swingline Committed Amount exceeds the outstanding balance of the Swingline Loans).

Section 2.3 Interest.

(a) Subject to subsection (c) below, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

(i) Base Rate Loans. During such periods as the Loans shall be comprised of Base Rate Loans, the Adjusted Base Rate; and

(ii) Eurodollar Rate Loans. During such periods as the Loans shall be comprised of Eurodollar Rate Loans, the Adjusted Eurodollar Rate.

(b) Accrual of Interest. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

(c) Legal Maximum. Anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by applicable Laws.

(d) Computations of Interest and Fees. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days, except with respect to computation of interest on Base Rate Loans determined by reference to the Prime Rate, which shall be calculated based on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

Section 2.4 Payments; Evidence of Indebtedness.

(a) Repayment of Loans.

(i) Revolving Loans. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.

(ii) Swingline Loans. The principal amount of all Swingline Loans shall be due and payable in full on the earlier of (A) the maturity date agreed to by the Swingline Lender (which shall not be less than three (3) days after the funding of such Swingline Loan) or (B) the Revolving Commitment Termination Date.

(b) Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Register. The Administrative Agent shall maintain the Register in accordance with Section 12.6(c), including a record of (i) the amount of each outstanding Loan hereunder, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) No Effect on Obligations. The entries made in the accounts maintained pursuant to subsection (b) or (c) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and the other Obligations in accordance with the terms of this Credit Agreement.

(e) Notes. The Revolving Loans shall be evidenced by the Revolving Notes, and the Swingline Loans shall be evidenced by the Swingline Note.

(f) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuation of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Fundamental Documents in connection therewith) shall be paid over or delivered as follows:

FIRST, to the payment of all unreimbursed costs and expenses (including reasonable attorneys’ fees and expenses, excluding the allocated cost of internal counsel) of the Administrative

Agent which are payable by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement and any fees owed to the Administrative Agent by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement;

SECOND, to the payment of all unreimbursed costs and expenses of the Lenders which are payable by the Borrower or any of the other Credit Parties under the Fundamental Documents;

THIRD, to the payment of all accrued but unpaid Facility Fees and Letter of Credit Fees to the Revolving Lenders and all other fees owed to the Lenders by the Borrower or any of the other Credit Parties pursuant to this Credit Agreement;

FOURTH, to the payment of accrued but unpaid interest on the Loans;

FIFTH, to the payment of the principal outstanding balance of the Loans and the Cash Collateralization of LOC Obligations outstanding;

SIXTH, to the payment of the remainder of the Obligations or any other amounts then due and owing under this Credit Agreement or any other Fundamental Document; and

SEVENTH, to the payment of the surplus, if any, to the Borrower or to whoever else may be lawfully entitled to receive such surplus under any applicable court order.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) except as otherwise provided, the Lenders shall receive amounts to be applied pursuant to clauses SECOND, THIRD, FOURTH and FIFTH above, ratably first, between the Revolving Lenders, in accordance with the relative proportion of Revolving Obligations outstanding and second, pro rata among the Revolving Lenders based on their respective Revolving Commitment Percentages; and (iii) to the extent that any amounts available for distribution pursuant to clause FIFTH above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in the Cash Collateral Account, shall be subject to the Lien of the Administrative Agent thereon and applied (A) first, to reimburse the Issuing Bank for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses THIRD, FOURTH and FIFTH above in the manner provided in this Section 2.4(f).

Section 2.5 Facility Fees, Letter of Credit Fees and Other Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage, a facility fee at a per annum rate equal to (A) during any period in which the Borrower does not maintain an investment grade Debt Rating, twenty basis points (0.20%) or otherwise (B) during any period in which the Borrower does maintain an investment grade Debt Rating, fifteen basis points (0.15%) of the actual daily amount of the Total Revolving Committed Amount (as such amount may be reduced pursuant to Section 2.6 below), regardless of usage, or, if the Revolving Commitments have terminated, on the outstanding amount of all Revolving Loans, Swingline Loans and LOC Obligations, (the “Facility Fee” and collectively, for all the Revolving Lenders, the “Facility Fees”). The Facility Fee shall accrue at all times during the Commitment Period (and thereafter so long as any Revolving Loans, Swingline Loans and LOC Obligations remain outstanding), including at any time during which one or more of the conditions in subsection (b) or (c) of Section 5.2 is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof), commencing with the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date (and, if applicable, thereafter on demand).

(b) Letter of Credit Fees.

(i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit, the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a fee (the “Standby Letter of Credit Fee”) on such Revolving Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate from the date of issuance to the date of expiration or earlier cancellation equal to the Applicable Percentage for Revolving Loans that are Eurodollar Rate Loans. The Standby Letter of Credit Fee shall be payable quarterly in arrears on the first Business Day after the end of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof) and on the Revolving Commitment Termination Date.

(ii) Trade Letter of Credit Issuance Fee. In consideration of the issuance of trade Letters of Credit, the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a fee (the “Trade Letter of Credit Fee”) on such Revolving Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate from the date of issuance to the date of expiration or earlier cancellation equal to the Applicable Percentage for Revolving Loans that are Eurodollar Rate Loans. The Trade Letter of Credit Fee shall be payable quarterly in arrears on the first Business Day after the end of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof) and on the Revolving Commitment Termination Date.

(iii) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account a fronting fee (the “Issuing Bank Fee”) (i) with respect to each trade Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the Issuing Bank, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. The Issuing Bank Fee shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3. In addition, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c) In addition, the Borrower agrees to pay to the Administrative Agent any and all other fees not expressly covered hereunder on the dates and in the amounts set forth in the Fee Letter.

Section 2.6 Termination and/or Reduction of the Total Revolving Committed Amount.

(a) Upon at least three (3) Business Days’ prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Committed Amount. In the case of a partial reduction, each such reduction of the Total Revolving Committed Amount shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; provided, however, that the Total Revolving Committed Amount may not be reduced to an amount less than the aggregate principal amount of all Revolving Obligations then outstanding.

(b) On any date that the Total Revolving Committed Amount is reduced pursuant to subsection (a) above, each of the Swingline Committed Amount and the LOC Committed Amount shall also be reduced proportionately, such that the LOC Committed Amount shall at all times remain equal to fifteen percent (15%) of the Total Revolving Committed Amount, and the Swingline Committed Amount shall at all times remain equal to the lesser of (i) twenty percent (20%) of the Total Revolving Committed Amount, or (ii) $50,000,000.

(c) Any partial reduction of the Total Revolving Committed Amount hereunder shall be made among the Revolving Lenders ratably in accordance with their respective Revolving Commitment Percentages.

(d) Simultaneously with each termination or reduction of the Total Revolving Committed Amount, the Borrower shall pay to the Administrative Agent, for the benefit of the Revolving Lenders, all accrued and unpaid Facility Fees on the amount of the Total Revolving Committed Amount so terminated or reduced through the date of such termination or reduction.

Section 2.7 Prepayments.

(a) If at any time (i) the aggregate principal amount of Revolving Obligations outstanding shall exceed the Total Revolving Committed Amount, (ii) the aggregate principal amount of Revolving Obligations outstanding shall exceed the Borrowing Base, (iii) the aggregate principal amount of LOC Obligations outstanding shall exceed the LOC Committed Amount or (iv) the aggregate principal amount of all Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower will immediately prepay Revolving Obligations (or, in the case of a prepayment in respect of Letters of Credit under clause (iii), to a cash collateral account) to the extent necessary to eliminate any such excess; provided that any such prepayment shall be subject to the terms of Section 3.5.

(b) Subject to the terms of Section 3.5 hereof, the Borrower shall have the right at its option at any time and from time to time to prepay any of the Loans hereunder; provided (i) any such prepayment of a Base Rate Loan, in whole or in part, shall be (A) received not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day that is the date of such prepayment, (B) in the principal amount of $500,000 or such greater amount which is an integral multiple of $250,000 if prepaid in part, and (C) accompanied by a Notice of Prepayment, and (ii) any such prepayment of a Eurodollar Rate Loan, in whole or in part, shall be (A) received not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day that is the date of such prepayment, (B) in the principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, and (C) accompanied by a Notice of Prepayment. Each Notice of Prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein.

(c) Any prepayments pursuant to this Section 2.7 not otherwise specifically provided for in this Section 2.7, shall be applied as provided in Section 2.4(f) hereof.

(d) All prepayments of Loans under this Section 2.7 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and subject to Section 2.7(f) hereof, then to Eurodollar Rate Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e., those Eurodollar Rate Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

(e) All prepayments under this Section 2.7 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

(f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.7, but for the operation of this Section 2.7(f) (each a “Prepayment Date”), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the type required to be prepaid (i.e., Revolving Loans), and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit Dollars into the Cash Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the type required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Rate Loan which is of the type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account, as necessary) to prepay such Eurodollar Rate Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account.

Section 2.8 Default Interest.

(a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by applicable Laws, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Rate Loan, at three percent (3%) in excess of the rate then in effect for each such Eurodollar Rate Loan (it being understood by the parties hereto that no Eurodollar Rate Loan may be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Rate Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Required Lenders otherwise consent), (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Rate Loan and for all Base Rate Loans of a certain type (i.e., Revolving Loan), at three percent (3%) in excess of the rate then in effect for Base Rate Loans of the same type and (iii) for all other overdue amounts hereunder, at three percent (3%) in excess of the rate then in effect for Base Rate Loans that are Revolving Loans; provided, however, that if an Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement, then the provisions of this Section 2.8(a) shall also be deemed waived from and after the effective date of the applicable waiver.

(b) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate for a Eurodollar Rate Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender’s determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender’s Eurodollar Rate Loan are not generally available in the London interbank market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender’s Eurodollar Rate Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent to the Borrower and the Lenders and any request by the Borrower for a Eurodollar Rate Loan pursuant to Section 2.2 or conversion to or continuation as a Eurodollar Rate Loan pursuant to Section 2.9, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for a Base Rate Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender’s portion thereof.

Section 2.9 Continuation and Conversion of Loans.

The Borrower shall have the right, at any time, (i) to convert any Eurodollar Rate Loan or portion thereof to a Base Rate Loan, (ii) to continue any Eurodollar Rate Loan for a successive Interest Period, or (iii) to convert any Base Rate Loan or portion thereof to a Eurodollar Rate Loan, subject to the following:

(a) at least three (3) Business Days prior to any conversion or continuation hereunder, the Borrower shall deliver to the Administrative Agent written notice with respect thereto in the form of a Loan Notice (or by telephonic notice promptly confirmed in writing); such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 11:00 a.m. (Charlotte, North Carolina time);

(b) unless the Administrative Agent and the Required Lenders otherwise consent, no Default or Event of Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan into a subsequent Interest Period;

(c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Rate Loans as part of the same continuation or conversion, shall be in a minimum amount of $1,000,000 or in such greater amount which is an integral multiple of $100,000;

(d) if fewer than all Loans of a particular type at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the applicable Lenders in accordance with the respective principal amount of such Loans held by the applicable Lenders immediately prior to such continuation or conversion;

(e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Rate Loan and no Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than fifteen (15) separate Eurodollar Rate Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Rate Loans even if made on the same date);

(f) the Interest Period with respect to a new Eurodollar Rate Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

(g) if a Eurodollar Rate Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 3.5 shall be paid upon such conversion; and

(h) each request for a continuation as, or conversion to, a Eurodollar Rate Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Rate Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

Section 2.10 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. (Charlotte, North Carolina time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolving Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (Charlotte, North Carolina time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon (Charlotte, North Carolina time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to 2:00 p.m. (Charlotte, North Carolina time) on the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 12.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.4(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Additional Provisions Relating to Letters of Credit.

(a) Limitations on Obligation to Issue of Letters of Credit.

(i) The Issuing Bank shall not issue any Letter of Credit, if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(ii) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) a default of any Lender’s obligations to fund under Section 2.11(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender.

(iii) The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article XI with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and LOC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article XI included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) at least two (2) Business Days (or such later date and time as the Administrative Agent and the Issuing

Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may reasonably require. Additionally, the Borrower shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LOC Documents, as the Issuing Bank or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Commitment Percentage multiplied by the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. (Charlotte, North Carolina) on the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in

Section 2.2(e) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Loan Notice). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.11(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.11(c)(i) make funds available to the Administrative Agent for the account of the Issuing Bank at the Administrative Agent’s Office in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. (Charlotte, North Carolina time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.11(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an LOC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Adjusted Base Rate plus three percent (3%). In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.11(c)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute an LOC Advance from such Lender in satisfaction of its participation obligation under this Section 2.11.

(iv) Until each Lender funds its Loan or LOC Advance pursuant to this Section 2.11(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the Issuing Bank.

(v) Each Lender’s obligation to make Loans or LOC Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.11(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.11(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Loan Notice). No such making of an LOC Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.11(c) by the time specified in Section 2.11(c)(ii), the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or LOC Advance in respect of the relevant LOC Borrowing, as the case may be. A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s LOC Advance in respect of such payment in accordance with Section 2.11(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LOC Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.11(c)(i) is required to be returned under any of the circumstances described in Section 12.5 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable (provided that if there is any gross negligence or willful misconduct by the Issuing Bank, then such reimbursement by Borrower shall not be deemed to waive or otherwise impair any claim of Borrower against the Issuing Bank on account of such gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment), and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Fundamental Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificates that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will as soon as possible notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid; provided that such waiver shall not be ultimately applicable to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Issuing Bank or from a breach in bad faith of the Issuing Bank’s obligations hereunder.

(f) Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LOC Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.11(e); provided, however, that anything herein to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any LOC Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all LOC Obligations. Sections 2.4 and 2.7 set forth certain additional requirements to deliver Cash Collateral hereunder. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in the Cash Collateral Account.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each trade Letter of Credit.

(i) Conflict with LOC Documents. In the event of any conflict between the terms hereof and the terms of any LOC Document, the terms hereof shall control.

(j) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.12 Additional Provisions Relating to Swingline Loans.

The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one (1) Business Day prior to the Revolving Commitment Termination Date and on the date of the occurrence of any Event of Default described in Article VIII and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Article VIII. Each Revolving Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (a) that the amount of such Revolving Loan may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (b) whether any conditions specified in Section 5.2 are then satisfied, (c) whether a Default or an Event of Default then exists, (d) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (e) whether the date of such Borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (f) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such Borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Revolving Commitments pursuant to Article VIII); provided that (i) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interests are funded and (ii) at the time any purchase of Participation Interests pursuant to this Section 2.12 is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms hereof, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such Borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

Section 2.13 Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a) Loans. Each advance of a Revolving Loan, each payment or prepayment of the principal of the Revolving Loans (other than Swingline Loans, the principal of which shall be paid solely to the Swingline Lender until the funding of the other Lenders’ participation interests therein), each reimbursement obligation arising from drawings under Letters of Credit or other payment of LOC Obligations, each payment of interest on the Revolving Loans (other than Swingline Loans, the interest on which shall be paid solely to the Swingline Lender until the funding of the other Lenders’ participation interests therein), each payment of the Facility Fees, each payment of a Letter of Credit Fee, each reduction of the Revolving Commitments and each continuation or conversion of Revolving Loans shall be allocated pro rata among the Revolving Lenders according to their respective Revolving Commitment Percentages; and

(b) Advances.

(i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a Borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

(ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

(B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 2.13(b)(ii)(B) shall be conclusive, absent manifest error.

Section 2.14 Sharing of Payments.

(a) Lenders. The Lenders agree that, in the event that any Lender shall obtain payment in respect of any Revolving Loan, LOC Obligation or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Revolving Loan, LOC Obligation or other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Lenders share such payment in accordance with their respective Revolving Commitment Percentages, as provided in this Credit Agreement. The Lenders further agree that if payment to any such Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender that shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each such Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Revolving Loan, LOC Obligation or other obligation in the amount of such Participation Interest. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection (a) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this subsection (a) to share in the benefits of any recovery on such secured claim.

(b) Lenders and Administrative Agent. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of a Credit Party hereunder or under any other Fundamental Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if a Credit Party shall be required by applicable Laws to withhold or deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Credit Party shall make such withholdings or deductions and (iii) such Credit Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Fundamental Document, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN, or

(iv) any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower to determine the withholding or deduction required to be made.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower reasonably shall have requested in writing, on or prior to the Closing Date, and promptly thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the United States by the Borrower pursuant to this Credit Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, the Borrower shall deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender reasonably shall have requested in writing, on or prior to the Closing Date, and promptly thereafter, on the written request therefor, such documents and forms required by any relevant taxing authorities under the applicable Laws of any jurisdiction, duly executed and completed by the Borrower, as are reasonably required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Fundamental Documents, with respect to such jurisdiction.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the Issuing Bank determines, in good faith in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event that the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.2 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.3 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any applicable request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.4 Increased Cost; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the Issuing Bank;

(ii) subject any Lender or the Issuing Bank to any Tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (all except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) in each case by or in an amount which such Lender in its sole judgment shall deem material, then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), by an amount deemed by such Lender in its sole judgment to be material then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto; provided that the Borrower shall not be liable to any Lender in respect of any such reduction with respect to any period of time more than three (3) months before the Borrower receives from such Lender the certificates required by the first sentence of Section 3.4(c).

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower in detail sufficient to allow the Borrower to verify the computation thereof shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three (3) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three (3) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.5 Compensation for Losses.

Upon delivery of a certificate, as hereinafter provided by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 12.14,

including any loss or expense arising form the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other Borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Each Lender shall deliver to the Administrative Agent as soon as reasonably practicable but in no event more than thirty (30) Business Days after (x) in the case of a prepayment or conversion prior to the last day of the Interest Period for a Eurodollar Rate Loan, the date of such prepayment or conversion of such Loan or (y) in the case of a failure to borrow, continue or convert, the last day of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, a certificate setting forth the amount of such loss and expenses (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificate shall be conclusive absent manifest error. Promptly after the end of such period of thirty (30) Business Days, the Administrative Agent shall notify the Borrower of all certificates received by it during such period and shall deliver to the Borrower copies of all certificates received by the Administrative Agent from the Lenders. The Borrower shall pay each Lender timely delivering a certificate under this Section 3.5 the amount shown on the applicable certificate delivered by such Lender on the next Interest Payment Date which is at least five (5) Business Days following the Borrower’s receipt of such certificate.

Section 3.6 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, the Borrower may replace such Lender in accordance with Section 12.14.

Section 3.7 Survival Losses.

All of the Borrower’s obligations under this Article III shall survive termination of the Revolving Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement, to make the Loans, to make the Extensions of Credit hereunder, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any Notes evidencing any of the Loans hereunder, the making of the Loans and the issuance of the Letters of Credit:

Section 4.1 Existence and Power.

(a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect. Ventas is the sole general partner of the Borrower. Schedule 4.1(a) hereto contains a true and complete list of all of the limited partners of the Borrower as of the Closing Date.

(b) Ventas is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect.

(c) Each Credit Party acquired or created after the Closing Date shall be a corporation, limited liability company, limited partnership, general partnership or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall be qualified to do business and shall be in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing is reasonably likely to have a Material Adverse Effect.

(d) Each of the Credit Parties has the partnership, company or corporate, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted where the failure to do so is reasonably likely to have a Material Adverse Effect, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents to which it is or will be a party; and (iii) in the case of the Borrower, to execute, deliver and perform its obligations under this Credit Agreement and any Notes evidencing any of the Loans hereunder and to borrow hereunder; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article IX hereof.

(e) Ventas has the corporate power and authority as the Borrower’s general partner, on behalf of the Borrower, to execute, deliver and perform the obligations of the Borrower under the Fundamental Documents (including this Credit Agreement and any notes evidencing any of the Loans hereunder) and any other documents contemplated hereby or thereby to which the Borrower is or will be a party; and to cause the Borrower to borrow hereunder.

Section 4.2 Authority and No Violation.

Except as set forth in Schedule 4.2 hereto, the execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and by the Borrower’s general partner, Ventas, on behalf of the Borrower, and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the Notes evidencing any of the Loans hereunder and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article IX hereof, (i) have been duly authorized by all necessary company, partnership or corporate (as applicable) action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of applicable Laws or any order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (iii) will not violate any provision of the Organizational Documents of any Credit Party or any Subsidiary of a Credit Party, or any provision of any material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its respective properties or assets are bound or to which such Credit Party is subject, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or other instrument, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party other than pursuant to this Credit Agreement or the other Fundamental Documents.

Section 4.3 Governmental Approval; Other Consents.

All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority or any other Person necessary or required in connection with the execution, delivery and performance by any Credit Party or Ventas (as the Borrower’s general partner on behalf of the Borrower) of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of any Notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect.

Section 4.4 Binding Agreements.

Each Credit Party has duly executed and delivered this Credit Agreement and each other Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

Section 4.5 No Material Adverse Effect.

Since December 31, 2005, there has been no event or circumstance that has had a Material Adverse Effect.

Section 4.6 Financial Information.

The audited, consolidated balance sheet of the Consolidated Group at December 31, 2005, together with the related statements of income, stockholders’ equity and cash flows and the related notes and supplemental information, in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present, in accordance with GAAP, the consolidated financial position and the results of operations, as the case may be, of the Consolidated Group, at the dates or for the periods indicated.

Section 4.7 Credit Parties.

Attached hereto as Schedule 4.7 is a correct and complete list as of the Closing Date, of each Credit Party (and each Subsidiary of a Credit Party who is not otherwise a Credit Party) showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its Capital Stock outstanding and in the case of a Credit Party other than Ventas, the ownership of such Capital Stock, (iv) in the case of a Credit Party which is a limited partnership, the general partners and limited partners of such Credit Party and the ownership of its partnership interests, and (v) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests.

Section 4.8 Litigation; Judgments.

Except for litigation for which a Credit Party has been fully indemnified and such indemnity remains in full force and effect and has not been cancelled or terminated, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including matters relating to environmental liability) nor, to the best of each Credit Party’s knowledge, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceeding against or affecting, any Credit Party, any Subsidiary of a Credit Party or of any of their respective properties or rights which either (A) could reasonably be expected to have a Material Adverse Effect, or (B) relate to this Credit Agreement, or any Loans hereunder. No Credit Party and no Subsidiary of a Credit Party is in default, beyond any applicable cure period, with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

Section 4.9 Federal Reserve Regulations.

No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

Section 4.10 Investment Company Act.

No Credit Party is, or will during the term of this Credit Agreement be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

Section 4.11 Taxes.

Each Credit Party and each Subsidiary of a Credit Party has filed or caused to be filed all United States federal tax returns, state income tax returns and other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as permitted by Section 6.8 hereof. No Credit Party knows of any material additional assessments which have not been disclosed to the Administrative Agent or reserved for on Ventas’ financial statements. In the reasonable, good faith opinion of the Credit Parties, the charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.

Section 4.12 Compliance with ERISA.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 4.13 Disclosure.

Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent, the Issuing Bank or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 4.14 Environmental Matters.

Each Credit Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Laws on its respective business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.15 Compliance with Laws.

Each Credit Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.16 No Default.

No Default or Event of Default exists under or with respect to any Fundamental Document.

Section 4.17 REIT Status.

Ventas is qualified to be taxed as a REIT for income tax purposes under the Code.

Section 4.18 Solvency.

Immediately after giving effect to the initial Extensions of Credit made on the Closing Date, (a) the fair value of the assets of the Credit Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Credit Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions Precedent to the Effectiveness of this Credit Agreement.

The effectiveness of this Credit Agreement is subject to the satisfaction in full or waiver by the Required Lenders of the following conditions precedent:

(a) Credit Agreement. The Administrative Agent shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Administrative Agent, the Issuing Bank, all of the Credit Parties and all of the Lenders.

(b) Supporting Documents of the Credit Parties. The Administrative Agent shall have received:

(i) a copy of the Certificate of Limited Partnership of the Borrower, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

(ii) a copy of the articles of incorporation or certificate of organization or formation of each Credit Party, (x) with respect to the Borrower and Ventas, certified within thirty (30) days by the Secretary of State (or other appropriate governmental official) of Delaware, together with a certification by an Authorized Officer that there have been no changes since the date of such certification by such Secretary of State (or other appropriate governmental official) and such documents remain true, complete and in effect as of the Closing Date, (y) with respect to Ventas Capital Corporation, Ventas LP Realty, L.L.C., ElderTrust, Elder Trust Operating Limited Partnership, PSLT GP, LLC, PSLT OP, L.P., PSLT-ALS Properties I, LLC, PSLT-ALS Properties Holdings, LLC, PSLT-BLC Properties Holdings, LLC, Ventas Finance I, Inc. and Ventas Provident, LLC, certified within the past six (6) months by the Secretary of State (or other appropriate governmental official) of the jurisdiction of incorporation, organization or formation, together with a certification by an Authorized Officer that there have been no changes since the date of such certification by such Secretary of State (or other appropriate governmental official) and such documents remain true, complete and in effect as of the Closing Date or (z) with respect to each Guarantor (other than those identified in clauses (x) and (y) above), certified by an Authorized Officer of each such Guarantor that such documents are true, complete and in effect as of the Closing Date.

(iii) certificates of good standing or the equivalent for each Credit Party from (A) its jurisdiction of incorporation, organization or formation and (B) any other jurisdiction reasonably requested by the Administrative Agent.

(iv) a certificate or certificates of the Secretary or Authorized Officer of each Credit Party, dated as of the Closing Date and certifying, respectively, (A) that attached thereto is a true and complete copy of resolutions adopted by Ventas’ Board of Directors authorizing the Borrowings by the Borrower, the Guaranty hereunder by Ventas and Guarantors named therein and the execution, delivery and performance by the Borrower and the Guarantors named therein in accordance with, the respective terms of this Credit Agreement, the other Fundamental Documents to which it is or will be a party and any other documents required or contemplated hereunder or thereunder and further certifying that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors, Board of Managers or Board of Trustees, as applicable, of each Guarantor (other than those Guarantors whose resolutions are certified pursuant to clause (A) above), or each entity acting on behalf of such Guarantors, as applicable, authorizing the Guaranty hereunder by each such Guarantor to which such resolutions respectively relate and the execution, delivery and performance by each such Guarantor in accordance with the respective terms of this Credit Agreement, and further certifying that such resolutions have not been amended, rescinded or supplemented and are currently in effect and (C) as to the incumbency and specimen signature of each officer of Ventas and each other Credit Party, or each entity acting on behalf of such Credit Party, executing this Credit Agreement, the Notes (on behalf of the Borrower), the other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of Ventas or on behalf of Ventas as the Borrower’s general partner on behalf of the Borrower (such certificate to contain a certification by another officer of Ventas as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

(v) such additional documents relating to the Borrower, Ventas, or any other Credit Party as the Administrative Agent or its counsel or any Lender may reasonably request.

(c) Opinion of Counsel. The Administrative Agent shall have received the written opinions of (i) T. Richard Riney, internal general counsel to the Credit Parties, with respect to the authorization, execution and delivery of the Fundamental Documents and certain other matters, and (ii) Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, counsel to the Credit Parties, with respect to enforceability of this Credit Agreement and the Notes assuming that the substantive laws of the States of Illinois and New York are identical and certain other matters, each dated as of the Closing Date and addressed to the Administrative Agent, the Issuing Bank and the Lenders, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and to Moore & Van Allen PLLC, counsel to the Administrative Agent.

(d) Notes. The Administrative Agent shall have received appropriate Notes in favor of each Lender, each duly executed on behalf of the Borrower, dated the date hereof and payable to the order of such Lender in the principal amount equal to such Lender’s Revolving Commitment.

(e) Payment of Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and owing pursuant to the Fee Letter, which amounts shall be non-refundable under all circumstances. All out-of-pocket expenses incurred by the Administrative Agent in connection with this Credit Agreement or the transactions contemplated hereby and by the other Fundamental Documents, including all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by the Administrative Agent (including, but not limited to Moore & Van Allen PLLC, counsel to the Administrative Agent), shall have been paid by the Borrower.

(f) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate signed by an Authorized Officer of the Borrower.

(g) Closing Certificate. The Administrative Agent shall have received a closing certificate signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 5.1(g), which shall, among other things, set forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained herein as of the Closing Date on a Pro Forma Basis.

(h) Other Documents. The Administrative Agent and its counsel shall have received such other documentation as the Administrative Agent or its counsel may reasonably request.

Section 5.2 Conditions Precedent to Each Loan and Each Letter of Credit.

The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make their respective Loans and if applicable, to participate in each Letter of Credit (including the initial Loans and/or Letter of Credit) are subject to the following conditions precedent:

(a) Notice. The Administrative Agent shall have received a Loan Notice with respect to such Borrowing or the Issuing Bank and the Administrative Agent shall have received a Letter of Credit Application with respect to such Letter of Credit as required by Section 2.2 hereof, as applicable, duly completed and executed by an Authorized Officer of the Borrower.

(b) Representations and Warranties. The representations and warranties set forth in Article IV hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

(c) No Event of Default. On the date of each Borrowing or issuance of a Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of the requested Loan or the issuance of the requested Letter of Credit.

Each request for a Borrowing or issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit hereunder as to the matters specified in subsections (b) and (c) of this Section 5.2.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Revolving Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, the Borrower will, and (except in the case of the covenants set forth in Sections 6.1, 6.2 and 6.3) will cause each of its Subsidiaries to:

Section 6.1 Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event not later than the earlier of (i) the date five Business Days following the date such deliveries are required by the SEC and (ii) ninety days after the end of each fiscal year of Ventas, or such later date as may be contained in any SEC filing extension (but in no event later than one hundred twenty (120) days after the end of such fiscal year), the audited, consolidated balance sheet of the Consolidated Group as at the end of such fiscal year (beginning with the fiscal year ending December 31, 2006), and the related audited, consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or another independent registered public accounting firm of nationally recognized standing reasonably acceptable to the Required Lenders, (it being understood and agreed that the Administrative Agent shall not withhold its approval of any “Big Four” accounting firm) and shall not unreasonably withhold its approval of any other accounting firm which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event not later than the earlier of (i) the date five Business Days following the date such deliveries are required by the SEC and (ii) forty-five days after the end of each of the first three fiscal quarters of each fiscal year of Ventas (beginning with the fiscal quarter ending March 31, 2006), or such later date as may be contained in any SEC Filing extension (but in no event later than sixty (60) days after the end of such fiscal quarter) the unaudited, consolidated balance sheet of the Consolidated Group as at the end of, and the related unaudited consolidated statements of income for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of Ventas, on behalf of Ventas, to the effect that such financial statements, while not examined by an independent registered public accounting firm, reflect, in the opinion of Ventas, all adjustments necessary to present fairly the financial position of the Consolidated Group as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.2(e), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Section 6.2 Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), (beginning with the fiscal quarter ending March 31, 2006), a duly completed Compliance Certificate signed by an Authorized Officer of Ventas (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained herein, (ii) certifying that to such officer’s knowledge, after due inquiry, no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iii) including a summary of all material changes in GAAP and in the consistent application thereof, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants (and determination of the applicable pricing level under the definition of “Applicable Percentage”) before and after giving effect to such changes;

(b) as soon as available, but in any event simultaneously with the delivery of the statements referred to in subsection (a) of Section 6.1 for each fiscal year of Ventas, financial projections on an annual basis for the coming fiscal year prepared by management Ventas for the Consolidated Group, in form reasonably satisfactory to the Administrative Agent; provided that such projections shall be required no more than once per fiscal year of Ventas;

(c) simultaneously with the delivery of the statements referred to in subsections (a) and (b) of Section 6.1, a Borrowing Base Certificate duly completed and executed by an Authorized Officer of Ventas;

(d) promptly after their becoming available, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements that the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) promptly, and in any event within five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; and

(g) promptly, such additional information regarding the business, financial or corporate affairs of any Credit Party or any Subsidiary of a Credit Party, or compliance with the terms of the Fundamental Documents, as the Administrative Agent or any Lender may from time to time reasonably request (without requiring the Borrower to incur unreasonable costs to gather such information).

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Ventas posts such documents, or provides a link thereto on Ventas’ website on the Internet at the website address listed on Schedule 12.2; or (ii) on which such documents are posted on Ventas’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(a) to the

Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Credit Parties hereby acknowledge that the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that (1) all Credit Party Materials that do not contain material non-public information with respect to the Credit Parties that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof); (2) by marking the Credit Party Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Credit Party Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws; (3) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (4) the Administrative Agent shall be entitled to treat any Credit Party Materials that are not designated “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public”. The Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders shall take reasonable steps to preserve the confidentiality of all such non-public Credit Party Materials in accordance with the provisions of this Section 6.2.

Section 6.3 Notification.

Promptly notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by Ventas or any of its Subsidiaries; and

(e) of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Fundamental Document that have been breached.

Section 6.4 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all of its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims that, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case where failure to do so would not reasonably expected to have a Material Adverse Effect.

Section 6.5 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under applicable Laws of the jurisdiction of its organization (except in connection with a transaction permitted by Section 7.4, 7.5 or 7.7 or to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect); (b) take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

Section 6.6 Maintenance of Properties.

(a) Maintain, preserve and protect or make contractual or other provisions to maintain, preserve or protect all of its material Property and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.7 Maintenance of Insurance.

Maintain, or use reasonable efforts to cause the tenants under the leases to maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons or as is otherwise permitted in the applicable leases.

Section 6.8 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Section 6.9 Books and Records.

Maintain or cause to be maintained proper books of record and account, in which true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies and abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired for the purpose of verifying any report delivered by the Borrower pursuant to this Credit Agreement or for otherwise ascertaining compliance with any Fundamental Document, upon reasonable advance notice to the Borrower and subject to the terms and provisions of any leases or other agreements regarding the properties; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice but subject to the terms and provisions of any leases or other agreements regarding the properties.

Section 6.11 Use of Proceeds.

Use the proceeds of the Extensions of Credit for general corporate purposes, including to refinance Indebtedness and for working capital expenditures, payment of dividends, distributions, acquisitions and development and other purposes not in contravention of any Law or of any Fundamental Document.

Section 6.12 Withdrawal or Addition of UAP Properties.

The Borrower may add and withdraw Properties from the pool of UAP Properties without the consent of the Administrative Agent; provided that (i) in the case of addition of a Property by a member of the Consolidated Group that is not a Credit Party, the owner of the Property shall have provided a fully executed Joinder Agreement, together with an officer’s certificate with copies of resolutions, applicable Organizational Documents, and favorable opinions of counsel, in each case, in substantially the form and substance as previously provided at closing of the Loan to the Administrative Agent for the other UAP Properties and the Credit Parties, and such other information about the owner of the subject Property as is required to indicate compliance with the requirements of and for a UAP Property, as may be reasonably requested by the Administrative Agent and (ii) in the case of withdrawal of a Property, the Borrower shall have given notice thereof to the Administrative Agent, together with a request to release the owner of the subject Property, where appropriate, in accordance with the provisions hereof, and (iii) in any such case, the Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate reflecting the addition or withdrawal of the subject Property.

In the case of withdrawal of a subject Property from the pool of UAP Properties entitling the owner of the subject Property to a release from its Guaranty hereunder, the Administrative Agent shall acknowledge (in writing delivered to the Borrower upon written request of the Borrower) withdrawal of the subject Property and release of Guaranty of the owner in respect thereof (excepting a situation where an Event of Default shall then exist and be continuing, or where withdrawal of the subject Property would cause the pool of UAP Properties to be insufficient to support the Loan Obligations then outstanding, which in either such case, the owner of the subject Property shall not be released from its Guaranty hereunder until such time as the foregoing conditions no longer exist).

Section 6.13 REIT Status.

Continue to meet all requirements necessary to maintain Ventas’ status as a REIT.

ARTICLE VII

NEGATIVE COVENANTS

Until the Revolving Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, the Credit Parties will not, and will not permit any of their Subsidiaries to:

Section 7.1 Liens.

Contract, create, incur, assume or permit to exist any Lien with respect to any UAP Property other than Permitted Liens.

Section 7.2 Investments.

Make or permit to exist any Investments in loans to third parties, construction land purchases, development and Joint Ventures in the aggregate at any time in excess of 25% of Consolidated Gross Asset Value.

Section 7.3 Indebtedness.

Incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness under the Fundamental Documents;

(b) other Indebtedness; provided, that immediately after giving effect to the incurrence or assumption thereof on a Pro Forma Basis, the Consolidated Group shall be in compliance with the terms of this Credit Agreement, including the financial covenants hereunder; and

(c) other Funded Debt of other members of the Consolidated Group secured by mortgage Liens; provided that such Funded Debt shall be non-recourse to members of the Consolidated Group except to the extent of the property pledged to secure such Funded Debt.

Section 7.4 Mergers and Dissolutions.

Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, any Subsidiary may merge with (a) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (b) any one or more Credit Parties or other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person.

Section 7.5 Dispositions.

Make any Disposition of all or any substantial part of the assets of the Borrower and its Subsidiaries.

Section 7.6 Restricted Payments.

Neither the Borrower nor Ventas shall make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower may make cash dividend or distribution payments to Ventas for payment to its shareholders, and Ventas may make such cash dividend or distribution payments to its shareholders, of up to ninety-five percent (95%), or any such greater amount as may be required to maintain REIT status, of the aggregate cumulative Funds From Operations from April 1, 2002;

(b) so long as no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom after giving effect thereto on a Pro Forma Basis, the Borrower and Ventas may declare and make dividend payments or other distributions payable solely in the same class of partnership interests of the Borrower or Capital Stock of Ventas, respectively;

(c) so long as no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom after giving effect thereto on a Pro Forma Basis, the Borrower and Ventas may purchase, redeem or otherwise acquire partnership interests in the Borrower or Capital Stock of Ventas with the proceeds from a substantially concurrent issuance of new partnership interests or capital stock, respectively; and

(d) so long as no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom after giving effect thereto on a Pro Forma Basis, the Borrower may make additional distributions of cash and property to Ventas for payment or distribution to its shareholders, and Ventas may make such additional distributions of cash and property to its shareholders, in an amount not to exceed $40 million in the aggregate from the Closing Date.

Section 7.7 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the date hereof or any business substantially related or incidental thereto.

Section 7.8 Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Domestic Subsidiary), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

Section 7.9 Burdensome Agreements.

Enter into any contractual obligation (other than this Credit Agreement or any other Fundamental Document) that limits the ability of (a) any wholly-owned Subsidiary of the Borrower (other than a Subsidiary that is a bankruptcy remote special purpose entity) to Guarantee the Indebtedness of the Borrower or (b) any Credit Party to create, incur, assume or suffer to exist Liens on UAP Property; provided, however, that this clause (b) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.3 solely to the extent any such negative pledge (i) relates to the property financed by or the subject of such Indebtedness or (ii) only requires the grant of a Lien to secure such Indebtedness if a Lien is granted by the Borrower or its Subsidiaries to secure other Indebtedness of the Borrower.

Section 7.10 Financial Covenants.

(a) Consolidated Total Leverage Ratio. As of the end of each fiscal quarter, permit Consolidated Total Leverage Ratio to be greater than sixty percent (60%).

(b) Consolidated Secured Debt Leverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Secured Debt Leverage Ratio to be greater than thirty percent (30%).

(c) Consolidated Unsecured Leverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Unsecured Leverage Ratio to be greater than sixty percent (60%).

(d) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.75:1.0.

(e) Consolidated Unencumbered Interest Coverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Unencumbered Interest Coverage Ratio to be less than 2.0:1.0.

(f) Consolidated Adjusted Net Worth. As of the end of each fiscal quarter, permit the Consolidated Adjusted Net Worth to be less than an amount equal to the sum of (i) $900,000,000, plus (ii) eighty-five percent (85%) of Net Cash Proceeds from Equity Transactions after the Closing Date.

ARTICLE VIII

EVENTS OF DEFAULT

In the case of the happening and during the continuance of any of the following events (each, an “Event of Default”):

(a) any representation, warranty, certification or statement made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or in any statement or representation made by or on behalf of any Credit Party in any report, financial statement, certificate or other document furnished to the Administrative Agent, the Issuing Bank or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

(b) default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

(c) default shall be made in the payment of interest on the Loans, the Facility Fees, the Letter of Credit Fees, the Issuing Bank Fees or other amounts payable to the Administrative Agent, the Issuing Bank or a Lender under this Credit Agreement or any other Fundamental Document, with respect to any Letter of Credit or under the Fee Letter, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for three (3) Business Days;

(d) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in clauses (a) or (b) of Section 6.3, or Article VII of this Credit Agreement, and such default shall continue unremedied for five (5) Business Days;

(e) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by subsections (a), (b), (c) or (d) of this Article VIII), and such default shall continue unremedied for thirty (30) days after a Credit Party receives notice thereof from the Administrative Agent;

(f) default shall be made by any Credit Party with respect to any payment, when due, of any Material Indebtedness if the effect of such default is to accelerate the maturity of such Material Indebtedness; or any other circumstance arises or event occurs (other than the mere passage of time) by reason of which any Credit Party or any Subsidiary of a Credit Party (as applicable) is required to repurchase or offer to the holders of Material Indebtedness of any such Person, the opportunity to have repurchased, any such Material Indebtedness in full; or any such Material Indebtedness shall become or be declared to be due and payable in full prior to its stated maturity;

(g) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party or any Subsidiary of a Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party or any Subsidiary of a Credit Party shall take any action to authorize any of the foregoing;

(h) any involuntary case, proceeding or other action against any Credit Party or any Subsidiary of a Credit Party which Subsidiary owns any UAP Property, shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days; provided that in each case such Person remains a Credit Party;

(i) final, non-appealable judgment(s) for the payment of money in excess of $25,000,000 in the aggregate, if recourse in nature, or $50,000,000 in the aggregate, if non-recourse in nature (excluding (i) a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or (ii) a judgment as to which the Borrower has been indemnified provided such indemnity remains in full force and effect and has not been cancelled or terminated) shall be rendered against any Credit Party or any Subsidiary of a Credit Party and either (A) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (B) enforcement proceedings shall be commenced by any creditor on any such judgment;

(j) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Ventas under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or Ventas or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000;

(k) a Change in Control shall occur and shall not have been consented to by the Required Lenders;

(l) (x) non-payment, for more than sixty (60) days past its date due, of base rent under Material Leases; or (y) termination of Material Leases without sufficient of the relevant real property assets, in replacement of the terminated Material Leases, being: (i) leased or managed by Kindred, Brookdale or any other tenant or operator of any Property owned or leased by a Credit Party as of the Closing Date; (ii) leased to or managed by another acceptable third party operator or tenant on market terms or otherwise acceptable to the Administrative Agent; or (iii) operated by a member of the Consolidated Group;

(m) at any time, for any reason, any Credit Party shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party;

(n) any Operative Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Revolving Obligations, ceases to be in full force and effect; or any Credit Party or any Affiliate of any Credit Party contests in any manner the validity or enforceability of any Operative Document; or any Credit Party denies that it has any or further liability or obligation for the payment of principal and regular interest under any Operative Document other than by reason of satisfaction in full of such liabilities or obligations or manifest error in any demand with respect thereto, or purports to revoke, terminate or rescind any Operative Document; or

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Revolving Commitments and/or (y) declare the principal of and the interest on the Loans and the Notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Administrative Agent from time to time cash or Cash Equivalents in an amount equal to one hundred percent (100%) of the amount of the LOC Obligations or to furnish other security therefor acceptable to the Issuing Bank and the Required Lenders. If an Event of Default specified in subsection (g) or (h) above shall have occurred, the Revolving Commitments shall automatically terminate and the principal of, and interest on, the Loans and the Notes evidencing the Loans hereunder and all other amounts (including cash collateral for LOC Obligations) payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any Note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent and any of the Lender pursuant to applicable Laws or otherwise.

ARTICLE IX

GUARANTY

Section 9.1 The Guaranty.

(a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein, in any of the other Fundamental Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Credit Agreement and the other Fundamental Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

Section 9.2 Obligations Unconditional.

The obligations of the Guarantors under Section 9.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Fundamental Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IX until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Fundamental Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Fundamental Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e) any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Fundamental Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Fundamental Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 9.3 Reinstatement.

Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 9.4 Certain Waivers.

Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Fundamental Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

Section 9.5 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 9.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 9.1.

Section 9.6 Rights of Contribution.

The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the Commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the Commitments relating thereto shall have expired or been terminated.

Section 9.7 Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article IX is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

ARTICLE X

CASH COLLATERAL

Section 10.1 Cash Collateral Account.

There shall be established with the Administrative Agent an account (the “Cash Collateral Account”) in the name of the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank, the Lenders and the Hedging Banks), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with, Section 2.7(f) hereof. Bank of America, in its capacity as the bank (within the meaning of Section 9-102 of the UCC) with respect to the Cash Collateral Account (the “Cash Collateral Bank”), hereby agrees to comply with all orders and instructions of the Administrative Agent with regard to the Cash Collateral Account without the consent of any Credit Party. The documentation for and terms of the Cash Collateral Account shall be in form and substance satisfactory to the Administrative Agent.

Section 10.2 Investment of Funds.

(a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account other than in Dollars or Cash Equivalents.

(b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account, and any net loss on any such investment shall be charged against the Cash Collateral Account.

(c) Neither of the Administrative Agent nor any of the Lenders shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein. Neither of the Administrative Agent nor any of the Lenders shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 10.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

Section 10.3 Remedies.

At any time upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 2.4(f).

ARTICLE XI

ADMINISTRATIVE AGENT

Section 11.1 Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Fundamental Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Fundamental Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Fundamental Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Fundamental Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Fundamental Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Laws. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XI with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article XI and in the definition of “Agent Parties” included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

Section 11.2 Delegation of Duties.

The Administrative Agent may execute any of its duties under this Credit Agreement or any other Fundamental Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Fundamental Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Fundamental Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Fundamental Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Fundamental Document or applicable Laws; and

(c) except as expressly set forth herein and in the other Fundamental Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Persons serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII and Section 12.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have any knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Fundamental Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Fundamental Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and, in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment, shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 11.6 Credit Decision; Disclosure of Information by Administrative Agent.

Each Lender acknowledges that no Agent Party has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent Party to any Lender as to any matter, including whether Agent Parties have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Fundamental Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent Party.

Section 11.7 Administrative Agent in its Individual Capacity.

Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Swingline Lender or the Issuing Bank, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

Section 11.8 Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, the Swingline Lender and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Fundamental Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Fundamental Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the Swingline Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 11.8. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Fundamental Documents (if not already discharged therefrom as provided above in this Section 11.8) from and after the effective date of such resignation. The resigning Administrative Agent will refund to the Borrower a ratable portion of the annual fee for the period beyond the effective date of resignation. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Fundamental Documents, the provisions of this Article and Section 12.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section 11.8 shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Fundamental Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

No resignation described in this Section 11.8 shall waive or release any rights or remedies available to the Borrower for any obligations of such retiring party under this Credit Agreement or any Fundamental Document while such party served as the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable.

If, at any time, the Administrative Agent, the Issuing Bank or the Swingline Lender ceases to be a Lender, then at any time no Default or Event of Default shall then exist, at the option of the Borrower (said option to be exercised by written notice thereof from the Borrower given to such Administrative Agent, Issuing Bank and/or Swingline Lender), such Administrative Agent, Issuing Bank and/or Swingline Lender (as applicable) shall promptly resign following receipt of any such notice.

Section 11.9 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations (other than obligations under Hedging Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 3.5 and 12.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 12.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be required to be a Guarantor as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of Administrative Agent to release any Guarantor from its obligations hereunder pursuant to this Section 11.10.

Section 11.11 Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a “Co-Syndication Agent”, “Co-Documentation Agent”, “Managing Agent”, “Joint Lead Arranger” or “Joint Book Manager” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments, Etc.

No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Fundamental Document shall be effective unless in writing and signed by the Borrower or the applicable Credit Party, as the case may be, and the Administrative Agent or the Required Lenders, as the case may be, and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

(a) unless also consented to in writing by each Lender directly affected thereby, no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VIII), it being understood that the amendment or waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments shall not be considered an increase in Commitments,

(ii) waive non-payment or postpone any date fixed by this Credit Agreement or any other Fundamental Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Fundamental Document,

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or LOC Borrowing, or (subject to clause (v) of the last proviso of this Section 12.1) any fees or other amounts payable hereunder or under any other Fundamental Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the additional rates of interest charged during the continuance of an Event of Default as set forth in Section 2.8(a) or to waive any obligation of the Borrower to pay such additional rates of interest (including with respect to LOC Borrowings) or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or LOC Borrowing or to reduce any fee payable hereunder,

(iv) change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, (C) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (D) the manner of reduction of commitments and committed amounts,

(v) change any provision of this Section 12.1(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or

(vi) release all or substantially all of the Guarantors from their obligations under the Fundamental Documents (other than as provided herein or as appropriate in connection with transactions permitted hereunder); or

(b) unless also consented to in writing by the Issuing Bank, no such amendment, waiver or consent shall affect the rights or duties of the Issuing Bank under this Credit Agreement or any LOC Documents relating to any Letter of Credit issued or to be issued by it;

(c) unless also consented to in writing by the Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Credit Agreement; and

(d) unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Fundamental Document; and

provided however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledged that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use Cash Collateral in the context of a bankruptcy or insolvency proceeding, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 12.2 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.2; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the

Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or any other Credit Party, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any other Credit Party’s or the Administrative Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower or any other Credit Party, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address telecopier number or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender.

(e) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices with respect to Extensions of Credit) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 12.3 No Waiver; Cumulative Remedies.

No failure by any Lender, the Issuing Bank, the Swingline Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 12.4 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Fundamental Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Fundamental Documents, including its rights under this Section 12.4, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Fundamental Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Fundamental Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such

Indemnitee or (y) in any litigation in which the Indemnified Party and one or more Credit Parties are adverse to each other, and in which the Credit Parties prevail on their claims and the Indemnitee does not prevail on its defenses or its counterclaims interposed in such litigation or result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Fundamental Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 12.4 to be paid by it to the Administrative Agent (or any sub-agent thereof), an Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Revolving Commitment Percentage (determined in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement or any other Fundamental Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Fundamental Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 12.4 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 12.4 shall survive the resignation of the Administrative Agent and the Issuing Bank, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 12.5 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, an Issuing Bank or any Lender, or the Administrative Agent, an Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, an Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent on demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

Section 12.6 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee

Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 12.6; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person or anyone other than an Eligible Assignee.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, and 12.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person who is an Eligible Assignee (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.1 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 12.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of

Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.12(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.13. Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 12.7 Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, including accountants, legal counsel and other advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; provided that any independent contractors of the Administrative Agent and the Lenders shall have agreed to be bound by this Section 12.7), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Fundamental Document or any action or proceeding relating to this Credit Agreement or any other Fundamental Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.7, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 12.7 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than any Credit Party or other Subsidiary.

For purposes of this Section 12.7, “Information” means all information received from any Credit Party or other Subsidiary relating to any Credit Party or other Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by such Credit Party or other Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.7 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Credit Party or other Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including federal and state securities laws.

Section 12.8 Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by Law (except as otherwise provided in Section 2.14(a)), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Fundamental Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Fundamental Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 12.9 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Fundamental Document, the interest paid or agreed to be paid under the Fundamental Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 12.10 Counterparts; Effectiveness.

This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

Section 12.11 Integration.

This Credit Agreement, together with the other Fundamental Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Fundamental Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Fundamental Document shall not be deemed a conflict with this Credit Agreement. Each Fundamental Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 12.12 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Fundamental Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 12.13 Severability.

If any provision of this Credit Agreement or the other Fundamental Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Fundamental Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.14 Replacement of Lenders.

If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Credit Agreement and the related Fundamental Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and its funded participations in LOC Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Fundamental Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(c) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 12.15 Affirmation.

Promptly after the Closing Date, the Administrative Agent will use all reasonable efforts to (a) cause to be cancelled and returned to the Borrower all promissory notes and (b) cause recordable release of all mortgages and other lien, to be recorded and delivered to the Borrower, delivered under or in connection with the Prior Credit Agreement.

Section 12.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, each Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Fundamental Document) are an arm’s-length commercial transaction between the Borrower, the other Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Fundamental Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the Joint Lead Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor either of the Joint Lead Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Fundamental Document (irrespective of whether the Administrative Agent or either of the Joint Lead Arrangers has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent nor either of the Joint Lead Arrangers has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Fundamental Documents; (iv) the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor either of the Joint Lead Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Fundamental Document) and the Borrower and each other Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower and each other Credit Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

Section 12.17 Patriot Act; Anti-Money Laundering.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. Promptly following a request by the Administrative Agent or any Lender, the Credit Parties shall provide or cause to be provided all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 12.18 GOVERNING LAW.

(a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT MAY BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, AND BY

EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY FUNDAMENTAL DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 12.19 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FUNDAMENTAL DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FUNDAMENTAL DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

BORROWER:	VENTAS REALTY, LIMITED PARTNERSHIP

		By:	Ventas, Inc., its General Partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

GUARANTORS:	VENTAS, INC.

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS CAPITAL CORPORATION

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS LP REALTY, L.L.C.

		By:	Ventas, Inc., its Sole Member

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and
Corporate Secretary

VENTAS TRS, LLC

		By:	Ventas Realty, Limited Partnership, its Sole Member
		By:	Ventas, Inc., its General Partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

VENTAS HEALTHCARE PROPERTIES, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS MANAGEMENT, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS FRAMINGHAM, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS SUN LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS CAL SUN LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS PROVIDENT, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS FINANCE I, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

VENTAS SPECIALTY I, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

VENTAS SPECIALTY I, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Secretary

ELDERTRUST

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ELDER TRUST OPERATING LIMITED PARTNERSHIP

	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET CAPITAL CORP.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-BERKSHIRE LIMITED PARTNERSHIP

	By:	ET Berkshire, LLC, its General Partner
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ET BERKSHIRE, LLC

	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

CABOT ALF, L.L.C.

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

CLEVELAND ALF, L.L.C.

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-HERITAGE WOODS, L.L.C.

	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-HIGHGATE, L.P.

	By:	ET GENPAR, L.L.C., its General Partner
	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ET GENPAR, L.L.C.

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-LACEY I, L.L.C.

	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-LEHIGH LIMITED PARTNERSHIP

	By:	ET Lehigh, LLC, its General Partner
	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET LEHIGH, LLC

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-LOPATCONG, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P.

	By:	ET Pennsburg Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET PENNSBURG FINANCE, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-PHILLIPSBURG I, L.L.C.

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-PLEASANT VIEW, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET SUB-RITTENHOUSE LIMITED PARTNERSHIP, L.L.P.

	By:	ET GENPAR, L.L.C., its General Partner
	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ET SUB-RIVERVIEW RIDGE LIMITED PARTNERSHIP, L.L.P.

	By:	ET GENPAR, L.L.C., its General Partner
	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-SANATOGA LIMITED PARTNERSHIP

	By:	ET Sanatoga, LLC, its General Partner
	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SANATOGA, LLC

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-SMOB, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

VERNON ALF, L.L.C.

	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ET SUB-WILLOWBROOK LIMITED PARTNERSHIP, L.L.P.

	By:	ET GENPAR, L.L.C., its General Partner
	By:	ElderTrust Operating Limited
Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P.

	By:	ET Wayne Finance, L.L.C., its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET WAYNE FINANCE, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

ET WAYNE FINANCE, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Chairman, Executive Vice President and Secretary

ET SUB-WOODBRIDGE, L.P.

	By:	ET GENPAR, L.L.C., its General Partner
	By:	ElderTrust Operating Limited Partnership, its Sole Member
	By:	ElderTrust, its General Partner

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Trustee and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

PSLT GP, LLC

	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT OP, L.P.

	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT-BLC PROPERTIES HOLDINGS, LLC

	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF ARIZONA-EM, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-RC, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-SAN MARCOS, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-II, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BLC OF CALIFORNIA-SAN MARCOS, L.P.

	By:	Brookdale Living Communities of California-San Marcos, LLC, its General Partner
	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE HOLDINGS, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF INDIANA-OL, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BROOKDALE LIVING COMMUNITIES OF MASSACHUSETTS-RB, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF MINNESOTA, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

BROOKDALE LIVING COMMUNITIES OF NEW YORK-GB, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC

	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP

	By:	Brookdale Holdings, LLC, its General
Partner
	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

RIVER OAKS PARTNERS

	By:	Brookdale Holdings, LLC, its General Partner
	By:	PSLT-BLC Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

PSLT-ALS PROPERTIES HOLDINGS, LLC

	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

PSLT-ALS PROPERTIES I, LLC

	By:	PSLT-ALS Properties Holdings, LLC, its Sole Member
	By:	PSLT OP, L.P., its Sole Member
	By:	PSLT GP, LLC, its General Partner
	By:	Ventas Provident, LLC, its Sole Member

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Charles Graber
	Name:	Charles Graber
	Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., individually as a Lender, the Swingline Lender and the Issuing Bank

	By:	/s/ Peter D. Griffith
	Name:	Peter D. Griffith
	Title:	SVP

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

CALYON NEW YORK BRANCH

By:	/s/ Attila Coach
Name:	Attila Coach
Title:	Managing Director

By:	/s/ Douglas Weir
Name:	Douglas Weir
Title:	Director

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

CITICORP NORTH AMERICA, INC.

By:	/s/ Malav Kakad
Name:	Malav Kakad
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Michael E. O’Brien
Name:	Michael E. O’Brien
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

UBS LOAN FINANCE LLC

By:	/s/ Iris R. Otsa
Name:	Iris R. Otsa
Title:	Associate Director Banking Products Services, US

By:	/s/ Toba Lumbantobing
Name:	Toba Lumbantobing
Title:	Associate Director Banking Products Services, US

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Frederick W. Laird
Name:	Frederick W. Laird
Title:	Managing Director

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BANK OF MONTREAL

By:	/s/ Virginia Neale
Name:	Virginia Neale
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Florentina Djulvezan
Name:	Florentina Djulvezan
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ A. Brad Feine
Name:	A. Brad Feine
Title:	AVP

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Vice President
Morgan Stanley Bank

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Marc E. Costantino
Name:	Marc E. Costantino
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jeanette A. Griffin
Name:	Jeanette A. Griffin
Title:	Director

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

EMIGRANT BANK

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Managing Director & VP

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

ALLIED IRISH BANKS, PLLC

By:	/s/ Denise Mayger
Name:	Denise Mayger
Title:	Vice President

By:	/s/ Gregory J. Wiske
Name:	Gregory J. Wiske
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

BANK OF THE WEST

By:	/s/ Stacey Michrownski
Name:	Stacey Michronski
Title:	Vice President

By:	/s/ Jan Manista
Name:	Jan Manista
Title:	Vice President

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT

STATE BANK OF INDIA, NEW YORK BRANCH

By:	/s/ Rakesh Chandra
Name:	Rakesh Chandra
Title:	Vice President & Head (Credit)

VENTAS REALTY, LIMITED PARTNERSHIP

CREDIT AND GUARANTY AGREEMENT